LEXINGTON RESOURCES, INC.
                              A NEVADA CORPORATION
         RELATING TO 1,947,039 WARRANTS TO PURCHASE SHARES OF LEXINGTON
           RESOURCES, INC. COMMON STOCK AND UP TO 2,140,486 SHARES OF
                     LEXINGTON RESOURCES, INC. COMMON STOCK



     The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock and warrants (the "Selling Shareholders") of Lexington Resources, Inc. Accordingly, the prospectus and the registration statement cover:

     - The resale by certain Selling Shareholders of 1,700,686 shares of our common stock which were issued from September 30, 2004 through November 2, 2004 in connection with private placements;

     - The resale by certain Selling Shareholders and their transferees, donees or successors of 1,747,039 Warrants to Purchase Shares of Common Stock at an exercise price of $1.68 per share (the "November Warrants"). The November Warrants contain provisions for specified anti-dilution adjustments and are exercisable for a term of 180 days after a registration statement filed by of Lexington Resources, Inc. for the resale of the common stock and the shares of common stock underlying the November Warrants has been declared effective by the Securities and Exchange Commission;

     - The resale by certain Selling Shareholders of the 1,747,039 shares of common stock issuable upon the exercise of the November Warrants;

     - The issuance by Lexington Resources, Inc. of 1,747,039 shares of common stock upon exercise of the November Warrants by holders other than the original holders of the November Warrants;

     - The resale by certain Selling Shareholders of 439,800 shares of our common stock which were issued on May 3, 2004 in connection with private placements;

     - The resale by certain Selling Shareholders and their transferees, donees or successors of the 200,000 Warrants to Purchase Shares of Common Stock at an exercise price of $5.00 per share (the "April Warrants"). The April Warrants contain provisions for specified anti-dilution adjustments and expire on December 31, 2005;

     - The resale by certain Selling Shareholders of 200,000 shares of common stock issuable upon exercise of the April Warrants; and

     - The issuance by Lexington Resources, Inc. of 200,000 shares of common stock upon exercise of the April Warrants by holders other than the original holders of the April Warrants.

     The shares of common stock, warrants to purchase shares of common stock, and the shares of common stock underlying the warrants were issued in private placements by Lexington Resources, Inc. in April, September, October and November 2004.


     Our common stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "LXRS.OB". On January 18, 2005, the closing bid price of our common stock was $1.54.


     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 21, 2005.


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ABOUT THIS PROSPECTUS

     This prospectus is part of a resale registration statement. The selling shareholders ("Selling Shareholders") may sell some or all of their shares in transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus is accurate only as of the date of the documents containing the information. As used in this prospectus, the terms "we", "us", "our", the "Company", and "Lexington" mean Lexington Resources, Inc. and our wholly-owned subsidiary, Lexington Oil & Gas Ltd. Co. LLC unless otherwise indicated. All dollar amounts refer to United States dollars unless otherwise indicated.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

GENERAL

     Lexington Resources, Inc. was incorporated under the laws of the State of Nevada in 1996 under the name "All Wrapped Up, Inc." During 1997, the Company changed it name to Intergold Corporation and was engaged in the business of exploration of gold and precious metals in the United States. On November 20, 2003 we filed an amendment to our articles of incorporation changing our name to "Lexington Resources, Inc."

     On November 19, 2003, Intergold Corporation (now known as Lexington Resources, Inc.), Lexington Oil & Gas Ltd. Co. LLC, an Oklahoma limited liability company ("Lexington Oil & Gas"), and the shareholders of Lexington (the "Lexington Oil & Gas Shareholders") entered into a share exchange agreement (the "Share Exchange Agreement"). Pursuant to the terms of the Share Exchange Agreement, we acquired from the Lexington Oil & Gas Shareholders one hundred percent (100%) of the issued and outstanding shares of common stock of Lexington Oil & Gas and issued 3,000,000 shares of our common stock to the Lexington Oil & Gas Shareholders in proportion to their respective holdings in Lexington Oil & Gas.

     In accordance with the terms of the Agreement: (i) Lexington Oil & Gas became our wholly-owned subsidiary; (ii) we changed our name to "Lexington Resources, Inc." and our trading symbol to "LXRS"; and (iii) our sole business operations are as a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States.

     This acquisition has been accounted for as a reverse acquisition with Lexington Oil & Gas being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington Oil & Gas for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition.

     Our executive offices are located at 7473 West Lake Mead Road Las Vegas, Nevada 89128 and our telephone number is (702) 382-5139.

OUR BUSINESS

     We are a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas


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properties in the United States. We hold a 100% working interest and a 75% net revenue interest in approximately 590 gross acres of a gas lease located in Pittsburg County, Oklahoma (the "Wagnon Lease") and have drilled, completed, and are producing gas from the first three wells drilled on this lease. We expect to drill a fourth well in the near future of an estimated total four to five wells on the Wagnon lease. We have utilized private funding for the capital required to drill wells on this lease. After invested capital is repaid to the working interest parties who provided funding, we will back into a 53.2% working interest in net operating cash flows from wells drilled on this lease.

     During fiscal 2004 we consummated the acquisition of prospects in the Arkoma Basin in the State of Oklahoma, including: 1,932 gross leasehold acres in the Coal Creek Prospect, 292 gross acres in the Panther Creek Prospect, 320 gross acres in the Middlecreek Prospect, 1,144 gross acres in the South Lamar Prospect, and 5,170 gross acres in the in the H-9 Prospect. We currently have an aggregate of approximately 590 gross developed and 8,858 gross undeveloped acres pursuant to leases and/or concessions.

THE OFFERING

     The prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain shares of common stock and warrants (the "Selling Shareholders") of Lexington Resources, Inc. Accordingly, the prospectus and the registration statement cover:

     - The resale by certain Selling Shareholders of 1,700,686 shares of our common stock which were issued from September 30, 2004 through November 2, 2004 in connection with private placements;

     - The resale by certain Selling Shareholders and their transferees, donees or successors of 1,747,039 Warrants to Purchase Shares of Common Stock at an exercise price of $1.68 per share (the "November Warrants"). The November Warrants contain provisions for specified anti-dilution adjustments and are exercisable for a term of 180 days after a registration statement filed by of Lexington Resources, Inc. for the resale of the common stock and the shares of common stock underlying the November Warrants has been declared effective by the Securities and Exchange Commission;

     - The resale by certain Selling Shareholders of the 1,747,039 shares of common stock issuable upon the exercise of the November Warrants;

     - The issuance by Lexington Resources, Inc. of 1,747,039 shares of common stock upon exercise of the November Warrants by holders other than the original holders of the November Warrants;

     - The resale by certain Selling Shareholders of 439,800 shares of our common stock which were issued on May 3, 2004 in connection with private placements;

     - The resale by certain Selling Shareholders and their transferees, donees or successors of the 200,000 Warrants to Purchase Shares of Common Stock at an exercise price of $5.00 per share (the "April Warrants"). The April Warrants contain provisions for specified anti-dilution adjustments and expire on December 31, 2005;

     - The resale by certain Selling Shareholders of 200,000 shares of common stock issuable upon exercise of the April Warrants; and

     - The issuance by Lexington Resources, Inc. of 200,000 shares of common stock upon exercise of the April Warrants by holders other than the original holders of the April Warrants.


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


     The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 46 for a further description of how the Selling Shareholders may dispose of the shares covered by this prospectus.

THE NOVEMBER WARRANTS AND THE APRIL WARRANTS

     The November Warrants give the holders the option to purchase up to 1,747,039 shares of our common stock at an exercise price of $1.68 per share. The April Warrants give the holders the option to purchase up to 200,000 shares of our common stock at an exercise price of $5.00 per share. Both the November Warrants and the April Warrants contain provisions for specified anti-dilution adjustments. The November Warrants are exercisable for a term of 180 days after a registration statement filed by Lexington Resources, Inc. for the resale of the common stock and the shares of common stock underlying the November Warrants has been declared effective by the Securities and Exchange Commission. The April Warrants expire on December 31, 2005.

     We have agreed to use best efforts to list the November Warrants and the April Warrants for trading on a national securities exchange. However, we can give no assurance that we will be able to do so. In addition, we can give no assurance as to the liquidity or development of any market for the November Warrants or the April Warrants, the ability of a holder to sell the November Warrants or the April Warrants or any portion thereof or the price at which a holder would be able to sell the November Warrants or the April Warrants or any portion thereof. The trading price of the November Warrants or the April Warrants will depend on the price of our common stock, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects.

NUMBER OF SHARES OUTSTANDING

     There were 16,999,038 shares of our common stock issued and outstanding as at November 25, 2004. If the November Warrants and the April Warrants are fully exercised, there will be 18,946,077 shares of our common stock issued and outstanding.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Shareholders or from the sale of the November Warrants or the April Warrants. We may, however, receive cash consideration in connection with the exercise of the November Warrants or the April Warrants for cash. If the all of the November Warrants or the April Warrants are fully exercised for cash, we would realize proceeds, before expenses, in the amount of $3,935,025.52, subject to any adjustment due to the anti-dilution provisions of the November Warrants and the April Warrants. We will incur all costs associated with this prospectus and related registration statement.

                                  RISK FACTORS

     An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

               RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 16,999,038 shares of common stock issued and outstanding as of November 25, 2004. When this registration statement is declared effective, the Selling Stockholders will be able to resell up to 2,140,486 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

     Further, to the extent any of the Selling Stockholders exercise any of the 1,947,039 common stock purchase warrants, and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

     As of November 25, 2004, there are 12,417,935 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of November 25, 2004, there are an aggregate of 2,632,039 options and warrants outstanding.

     Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

THE TRADING PRICE OF OUR STOCK ON THE OTC BULLETIN BOARD HAS BEEN AND MAY CONTINUE TO FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.


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


     Our Common Stock has traded as low as $0.17 and as high as $7.46 (adjusted for pre split share prices on a 3 new shares for 1 old share effected January 28, 2004). In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

     o    Changes in the world wide price for oil or natural gas;
     o    Disappointing results from our discovery or development efforts;
     o    Failure to meet our revenue or profit goals or operating budget;
     o    Decline in demand for our common stock;
     o Downward revisions in securities analysts' estimates or changes in general market conditions;
     o    Technological innovations by competitors or in competing technologies;
     o    Lack of funding generated for operations;
     o    Investor perception of our industry or our prospects; and
     o    General economic trends

     In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price and you may lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE A LIMITED OPERATING
HISTORY.

     In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. Our inception was September 29, 2003 and, as a result, we have a limited operating history.

WE HAVE A HISTORY OF OPERATING LOSSES AND THERE CAN BE NO ASSURANCES WE WILL BE PROFITABLE IN THE FUTURE.

     We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We have incurred losses totaling approximately $5,175,168 for the nine months ending September 30, 2004, and aggregate losses of $5,277,085 from September 29, 2003 (inception) to September 30, 2004. As of September 30, 2004, we had an accumulated deficit of $6,650,634. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

     - the costs to acquire additional leases are more than we currently anticipate;

     - drilling and completion costs for additional wells increase beyond our expectations; or


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


     - we encounter greater costs associated with general and administrative expenses or offering costs.

     Our development of and participation in an increasingly larger number of oil and gas prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically find, develop, exploit, and acquire natural gas and oil reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS REPORT ACCOMPANYING OUR DECEMBER 31, 2003 CONSOLIDATED FINANCIAL STATEMENTS.

     The independent auditor's report accompanying our December 31, 2003 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

WE WILL REQUIRE ADDITIONAL FUNDING IN THE FUTURE.

     Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve production levels will be greatly limited. Our current development plans require us to make capital expenditures for the exploration and development of our oil and natural gas properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of oil and natural gas. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

OUR ACQUISITIONS MAY NOT BE SUCCESSFUL.

     As part of our growth strategy, we intend to acquire additional oil and gas production properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels or failure to conduct drilling on prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and


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delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

OUR EXPLORATORY AND DEVELOPMENT DRILLING AND PRODUCTION OPERATIONS MAY NOT BE SUCCESSFUL.

     We intend to drill additional wells and continue production operations on our current wells. There can be no assurance that our future drilling activities will be successful, and we cannot be sure that our overall drilling success rate or our production operations within a particular area will not decline. We may not recover all or any portion of our capital investment in the wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment.

     Further, the coal beds in the Arkoma Basin in the State of Oklahoma from which we produce methane gas frequently contain water, which may hamper our ability to produce gas in commercial quantities. The amount of coal bed methane that can be commercially produced depends upon the coal quality, the original gas content of the coal seam, the thickness of the seam, the reservoir pressure, the rate at which gas is released from the coal, and the existence of any natural fractures through which the gas can flow to the well bore. However, coal beds frequently contain water that must be removed in order for the gas to detach from the coal and flow to the well bore. The average life of a coal bed well is only five to six years. Our ability to remove and dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce coal bed methane in commercial quantities.

     There is no guarantee that the potential drilling locations that we have or acquire in the future will ever produce natural gas or oil, which could have a material adverse effect upon our results of operations.

A DECLINE IN THE PRICE OF OUR COMMON STOCK COULD AFFECT OUR ABILITY TO RAISE FURTHER WORKING CAPITAL AND ADVERSELY IMPACT OUR OPERATIONS.

     A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

WE ARE A NEW ENTRANT INTO THE OIL AND GAS INDUSTRY WITHOUT PROFITABLE OPERATING HISTORY AND ONLY HAVE PROVED DEVELOPED PRODUCING FUTURE NET REVENUE OF $3,446,997 AT A 10% DISCOUNTED PRESENT WORTH.

     Since September 29, 2003 (inception), our activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a


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very limited number of properties. As a result, there is limited information regarding production or revenue generation. Further, a Reserve and Economic Evaluation dated September 9, 2004 prepared by Fletcher Lewis Engineering, Inc. shows proved developed producing future net revenue of $3,446,997 at a 10% discounted present worth. As a result, our future revenues may be limited.

     The Wagnon Lease is the oil and gas property where most of our drilling capital resources have been employed. This prospect is still in the development stage, and estimates made at this time by our contracted independent reservoir engineer as to proved or probable oil and natural gas reserves cannot be guaranteed that sufficient reserves will be maintained or new reserves discovered for production. Although three wells have been drilled on the Wagnon Lease to date, the absence of a sustained production history provides risk regarding independent reserve estimates. Property lease positions in other locations that have been purchased by the Company are unproven, having little to no production, which prevents our engineers from assigning any proved or probable reserves to these other properties.

NO ASSURANCE OF THE ACCURACY OF THE ESTIMATES OF OIL AND GAS RESERVES.

     We have obtained a report on the estimated reserves on our leases on the Wagnon Lease. Reserve estimates are based upon various assumptions, including assumptions relating to oil and gas prices, drilling and operating expenses, production levels, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a result, estimated quantities of proved reserves, projections of future production rates, and the timing of development expenditures may be incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery, and estimates of the future net cash flows.

     Further, the present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

     o    actual prices we receive for oil and natural gas;

     o    the amount and timing of actual production;

     o    supply of and demand for oil and natural gas; and

     o    changes in governmental regulations or taxation.

     The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimates and any significant variance could have a material adverse effect on our future results from operations.

UNLESS WE REPLACE OUR OIL AND NATURAL GAS RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

PROSPECTS THAT WE DECIDE TO DRILL MAY NOT YIELD NATURAL GAS OR OIL IN COMMERCIALLY VIABLE QUANTITIES.

     We describe some of our current prospects in this prospectus. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. However, the use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether natural gas or oil will be present or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. From inception through September 30, 2004, we participated in drilling a total of 3 gross wells. If we drill additional wells that we identify as dry holes in our current and future prospects, our drilling success rate may decline and materially harm our business. In sum, the cost of drilling, completing and operating any wells is often uncertain and new wells may not be productive.

WE ARE SUBSTANTIALLY DEPENDENT UPON ONLY ONE PROPERTY LOCATED IN THE ARKOMA BASIN, WHICH CAUSES OUR RISK TO BE CONCENTRATED.

     Our three producing wells are located on one property and all of our other leases are located in the Arkoma Basin in the State of Oklahoma. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailment of production or interruption of transportation of natural gas produced from the wells in this basin.

PROPERTIES THAT WE BUY MAY NOT PRODUCE AS PROJECTED AND WE MAY BE UNABLE TO DETERMINE RESERVE POTENTIAL, IDENTIFY LIABILITIES ASSOCIATED WITH THE PROPERTIES OR OBTAIN PROTECTION FROM SELLERS AGAINST THEM.

     One of our growth strategies is to capitalize on opportunistic acquisitions of oil and natural gas reserves. However, our reviews of acquired properties are inherently incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. A detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Further, environmental problems, such as ground water contamination, are not necessarily


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


observable even when an inspection is undertaken. Acquiring properties with liabilities would have a material adverse effect upon our results of operations.

THE POTENTIAL PROFITABILITY OF OIL AND GAS VENTURES DEPENDS UPON FACTORS BEYOND THE CONTROL OF OUR COMPANY

     The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These and other changes and events may materially affect our financial performance.

     Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include, but are not limited to, the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on our invested capital.

WE ARE DEPENDENT UPON TRANSPORTATION AND STORAGE SERVICES PROVIDED BY THIRD PARTIES.

     We will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates could hinder our processing and marketing operations and/or affect our sales margins.

OUR RESULTS OF OPERATIONS ARE DEPENDENT UPON MARKET PRICES FOR OIL AND NATURAL GAS, WHICH FLUCTUATE WIDELY AND ARE BEYOND OUR CONTROL.

     Our revenue, profitability, and cash flow depend upon the prices and demand for oil and natural gas. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect our ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired.

Factors that can cause price fluctuations include:

     o    The level of consumer product demand;
     o    Weather conditions;
     o    Domestic and foreign governmental regulations;
     o    The price and availability of alternative fuels;
     o    Technical advances affecting energy consumption;
     o Proximity and capacity of oil and gas pipelines and other transportation facilities;
     o    Political conditions in natural gas and oil producing regions;
     o    The domestic and foreign supply of natural gas and oil;
     o The ability of members of Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
     o    The price of foreign imports; and
     o    Overall domestic and global economic conditions.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas gathering systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

THE OIL AND GAS INDUSTRY IN WHICH WE OPERATE INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES.

     Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

     o    Fires;
     o    Explosions;
     o    Blow-outs and surface cratering;
     o Uncontrollable flows of underground natural gas, oil, or formation water;
     o    Natural disasters;
     o    Facility and equipment failures;
     o    Title problems;
     o    Shortages or delivery delays of equipment and services;
     o    Abnormal pressure formations; and
     o Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

     If any of these events occur, we could incur substantial losses as a result of:

     o    Injury or loss of life;
     o Severe damage to and destruction of property, natural resources or equipment;
     o    Pollution and other environmental damage;
     o    Clean-up responsibilities;
     o    Regulatory investigation and penalties;

     o    Suspension of our operations; or
     o    Repairs necessary to resume operations.

     If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $2 million of liability insurance on bodily injury per year, for up to 25 wells, which includes coverage for pollution, environmental damage and chemical spills. However, for some risks, we may elect not to obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING THE LEASES.

     The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

THERE CAN BE NO ASSURANCE WE WILL BE ABLE TO OBTAIN DRILLING EQUIPMENT TO MEET OUR DRILLING REQUIREMENTS.

     There is currently a high demand for drilling equipment in the Arkoma Basin in the State of Oklahoma. We have experienced delays in the past in obtaining drilling rigs due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas targeted production and leasing programs. While we have entered into a drilling agreement with Oak Hills Drilling and Operating, LLC, to drill a ten well program, there can be no assurance that we will be able to obtain the requisite drilling equipment to meet our planned drilling initiatives according to our timetable. In the event that we are unable to obtain drilling equipment to conduct our exploration operations, it could have a material adverse effect upon our business and our results of operations.

THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

     The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

     Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

     In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

     We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured against all possible environmental risks.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

     The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

WE MAY BE UNABLE TO RETAIN KEY EMPLOYEES OR CONSULTANTS OR RECRUIT ADDITIONAL QUALIFIED PERSONNEL.

     Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Grant Atkins, Chief Executive Officer and Douglas Humphreys, Drilling Operations Manager of Lexington Oil & Gas. Further, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our officers were to die. The loss of service of either of these employees could therefore significantly and adversely affect our operations.

OUR OFFICERS AND DIRECTORS MAY BE SUBJECT TO CONFLICTS OF INTEREST.

     Our officers and directors serve only part time and are subject to conflicts of interest. Each of our executive officers and directors serves only on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the company. Because of these relationships, our officers and directors will be subject to conflicts of interest.

ONE OF OUR SHAREHOLDERS MAY EXERCISE VOTING POWER OF MORE THAN 50% OF OUR COMMON STOCK.

     Orient Exploration, Inc. ("Orient Exploration") owns 9,000,000 shares of our common stock, or 52.9% of our outstanding common stock as of November 25, 2004. Due to its stock ownership, Orient Exploration may be in a position to elect the board of directors and, therefore, to control our business and affairs including certain significant corporate actions such as acquisitions, the sale or purchase of assets, and the issuance and sale of our securities. Further, Orient Exploration may be able to prevent or cause a change in control. We also may be prevented from entering into transactions that could be beneficial to us without Orient Exploration's consent. The interest of our largest shareholder may differ from the interests of other shareholders.

ADDITIONAL ISSUANCES OF EQUITY SECURITIES MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock and 75,000,000 shares of preferred stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the Selling Shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

POSSIBLE ISSUANCE OF PREFERRED STOCK.

     We are authorized to issue up to 75,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions as determined by the Board of Directors. Although we have no present plans to issue any shares of preferred stock, the issuance of preferred stock in the future could adversely affect the rights of the holders of Common Stock and reduce the value of the Common Stock.

OUR COMMON STOCK IS CLASSIFIED AS A "PENNY STOCK" UNDER SEC RULES WHICH LIMITS THE MARKET FOR OUR COMMON STOCK.

     Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, and because the market price of the common stock is less than $5 per share, the common stock is classified as a "penny stock." Our stock has not traded above $5 per share since June 28, 2004. SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A MAJORITY OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

     A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

     Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements," as that term is used in federal securities laws, about our financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                                 USE OF PROCEEDS


     The shares of common stock offered hereby are being registered for the account of the Selling Shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. . We will, however, incur all costs associated with this prospectus and related registration statement. We may, however, receive cash consideration in connection with the exercise of the warrants for cash. If the warrants are exercised in full for cash, we would realize proceeds, before expenses, in the amount of $3,935,025.52, subject to any adjustment to the exercise price and the number of shares due to the anti-dilution provisions of the warrants. Any proceeds realized upon the exercise of the warrants will first be allocated to general and administrative expenses and to the extent that proceeds exceed the amounts that management believes are necessary to be reserved for general and administrative expenses then the excess will be allocated to oil and gas exploration and development activities.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of our common stock are traded on the OTC Bulletin Board under the symbol "LXRS.OB" and on the Frankfurt and Berlin stock exchanges under the symbol "LXR"; WKN: AOBKLP. The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our common stock on a quarterly basis for the last two fiscal years as quoted by the NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.


     QUARTER ENDED                     HIGH BID          LOW BID

     September 30, 2004                  $5.40             $1.40
     June 30, 2004                       $7.46             $2.30
     March 31, 2004                      $4.95             $2.95
     December 31, 2003                   $4.25             $0.17
     September 30, 2003                  $2.50             $0.17
     June 30, 2003                       $2.00             $1.00
     March 31, 2003                      $3.50             $0.70
     December 31, 2002                   $3.50             $0.50

     As of November 25, 2004, we had 150 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that there are approximately 2,485 beneficial owners of our common stock.


DIVIDEND POLICY

     No dividends have ever been declared by the Board of Directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and we do not indicate the intention of paying cash dividends either on our common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

     We have one equity compensation plan, the Lexington Resources Inc. Stock Option Plan. The table set forth below presents the securities authorized for issuance with respect to the Stock Option Plan under which equity securities are authorized for issuance as of December 31, 2003:



                      EQUITY COMPENSATION PLAN INFORMATION

                                 Number of              Weighted-            Number of securities
                               securities to        average exercise       remaining available for
                              be issued upon            price of         future issuance under equity
                                 exercise              outstanding            compensation plans
                              of outstanding            options,            (excluding securities
                                 options,             warrants and             reflected in the
     Plan Category          warrants and rights          rights                  1st column)
_____________________       ___________________     _________________    ____________________________


Equity Compensation                  0                      0                           0
Plans approved by
security holders

Equity Compensation                50,000                 $5.00                      450,000
Plans not approved by
security holders

Total                              50,000                 $5.00                      450,000



Lexington Resources, Inc. Stock Option Plan

     On August 7, 2003, the Board of Directors of the Company unanimously approved and adopted a stock option plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by affording key personnel of the Company an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Pursuant to the provisions of the Stock Option Plan, stock options (the "Stock Options") will be granted only to key personnel of the Company, generally defined as a person designated by the Board of Directors upon whose judgment, initiative and efforts the Company may rely including any director, officer, employee or consultant of the Company.

     The Stock Option Plan is administered by the Board of Directors of the Company, which shall determine (i) the persons to be granted Stock Options under the Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period of ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only. The Stock Option Plan currently provides authorization to the Board of Directors to grant Stock Options to purchase a total number of shares of Common Stock of the Company, not to exceed 1,000,000 shares as at the date of adoption by the Board of Directors of the Stock Option Plan. Effective December 31, 2003, the Board of Directors of the Company amended the Stock Option Plan to increase the number of shares under the Stock Option Plan to 4,000,000 shares.

     At the time a Stock Option is granted under the Stock Option Plan, the Board of Directors shall fix and determine the exercise price at which shares of Common Stock of the Company may be acquired; provided, however, that any such exercise price shall not be less than that permitted under the rules and policies of any stock exchange or over-the-counter market which is applicable to the Company.

     In the event an optionee who is a director or officer of the Company ceases to serve in that position, any Stock Option held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee who is an employee or consultant of the Company ceases to be employed by the Company, any Stock Option held by such optionee generally may be exercisable within up to sixty (60) calendar days (or up to thirty (30) calendar days where the optionee provided only investor relations services to the Company) after the effective date that his employment ceases, and after such 60- or 30-day period any unexercised Stock Option shall expire.

     The Board of Directors shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment. Such consideration may consist entirely of : (i) cash; (ii) check, (iii) promissory note; (iv) other shares which (A) in the case of shares acquired upon exercise of a Stock Option, have been owned by the optionee for more than six months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Stock Option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Stock Option Plan; (vi) a reduction in the amount of any Company liability to the optionee; (vii) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws; or (viii) any combination of the foregoing methods of payment. Notwithstanding the foregoing, any method of payment other than in case may be used only with the consent of the Board of Directors or if and to the extent so provided in an agreement.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 9 of this registration statement. Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

     PLAN OF OPERATION

     We are a natural resource exploration and production company engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently have an aggregate of approximately 590 gross developed acres and 8,858 gross undeveloped acres pursuant to leases and/or concessions.

     Our strategy is to complete the further acquisition of additional coal bed methane prospects that fall within the criteria of providing a geological basis for development of drilling initiatives that can provide near term revenue potential and fast drilling capital repatriation from production cash flows while expanding reserves. We anticipate that our ongoing efforts, subject to adequate funding being available, will continue to be focused on successfully concluding negotiations for additional tracts of prime acreage in the coal bed methane and other gas producing domains, and to implement the drilling of new wells to develop reserves and to provide revenues. We plan to continue building and increasing a strategic base of proven reserves and production base within Oklahoma's Arkoma Basin.

     Our ability to continue to expand land acquisitions and drilling opportunities during the next 6 months is dependent on adequate capital resources being available. Our plans currently include the drilling of our fourth coal bed methane gas well on our Wagnon Lease, the Caleigh #4-2 coal bed methane gas well in the near term, and to raise additional capital to allow further drilling and land acquisitions. Assuming adequate funding is available to us, we intend to continue to drill on our existing leases and acquire further drillable lands.

     We will require additional funding to implement our plan of operations. We anticipate that these funds primarily will be raised through equity and debt financing or from other available sources of financing. If we raise additional funds through the issuance of equity or convertible debt securities, it may result in the dilution in the equity ownership of investors in our common stock. Further, such securities might have rights, preferences or privileges senior to our common stock. There can be no assurance that additional financing will be available upon acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to take advantage of prospective new opportunities or acquisitions, which could significantly and materially restrict our operations.

     We do not expect to purchase any significant equipment or increase significantly the number of our employees during the next 12 months. Our current business strategy is to obtain resources under contract where possible because management believes that this strategy, at its current level of development, provides the best services available in the circumstances, leads to lower overall costs, and provides the best flexibility for our business operations.

SUMMARY OF FINANCIAL DATA

     The summarized consolidated financial data set forth in the table below is derived from and should be read in conjunction with our audited consolidated financial statements for the period from inception to the year ended December 31, 2003 and the interim consolidated financial statements for the nine-month period ended September 30, 2004, including the notes to those financial statements which are included elsewhere in this prospectus.

     The acquisition of Lexington by Lexington Resources, Inc. on November 19, 2003, has been accounted for as a reverse acquisition with Lexington being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition. There are no comparative financial statements presented as Lexington had no operations in 2002, and only began operations on September 29, 2003. The acquisition of Lexington has been accounted for using the purchase method of accounting. All significant intercompany transactions and account balances have been eliminated. There are no comparative financial statements presented as Lexington Oil & Gas had no operations in 2002, and only began operations on September 29, 2003.


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



                                           FOR THE PERIOD FROM INCEPTION
                                              (SEPTEMBER 29, 2003) TO
                                                 DECEMBER 31, 2003

Revenues                                                         $0

Net Loss                                                    $42,149

                                           FOR THE NINE-MONTH PERIOD
                                           ENDED SEPTEMBER 30, 2004
                                                  (UNAUDITED)

Oil and Gas Revenue                                        $305,756

Depletion                                                   112,186

Operating costs and taxes                                    21,641

Operating Income                                            171,929

Consulting Expenses- Stock Based                          2,989,221

General and Administrative                                2,307,567

Interest Expense                                             50,309
                                                       ____________

Net Loss for the Period                                $(5,175,168)

                                           AS OF SEPTEMBER 30, 2004
                                                 (UNAUDITED)

Working Capital                                          $(891,206)

Total Assets                                             3,966,486

Total Number of Shares of Common Stock
Outstanding                                              16,282,584

Deficit                                                 (6,650,634)

Total Stockholders Equity                               $1,142,310

RESULTS OF OPERATIONS

     FOR THE NINE-MONTH PERIOD AT SEPTEMBER 30, 2004

     During the nine-month period ended September 30, 2004, we generated $305,756 in gross revenue from the sale of gas produced from coal bed methane gas wells on the Wagnon Lease, which as a result of depletion and operating costs and taxes was reduced by $133,827 resulting in operating income of $171,929.

     During the nine-month period ended September 30, 2004, we recorded $5,347,097 in other expenses which consisted primarily of: (i) $2,989,221 in stock-based compensation relating to the fair valuation of stock options granted to consultants; (ii) $2,307,567 in stock-based compensation relating to the fair valuation of stock options granted to consultants; (ii) $2,329,208 as general and administrative expenses; and (iii) $50,309 as interest expense. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

     As a result of the above, our net loss for the nine-month period ended September 30, 2004 was $5,175,168.

     FOR THE PERIOD FROM SEPTEMBER 29, 2003 (INCEPTION) TO DECEMBER 31, 2003

     Our net loss for fiscal year ended December 31, 2003 was approximately ($42,149). During fiscal year ended December 31, 2003, we recorded no income.

     During the fiscal year ended December 31, 2003, we recorded operating expenses of $42,149, consisting primarily of: (I) $23,578 in general and administrative expenses; (ii) $9,410 in interest expense; and (iii) $9,161 in professional fees. General and administrative expenses generally include corporate overhead, financial and administrative contracted services and consulting costs.

LIQUIDITY AND CAPITAL RESOURCES

     We have not generated positive cash flows from operating activities. For the nine-month period ended September 30, 2004, net cash flow used in operating activities was $1,414,114, consisting primarily of a net loss of $5,175,168. Net cash flows used in operating activities was adjusted by $2,989,221 to reconcile the non-cash expense of the grant of 2,200,000 stock options.

     During the nine-months ended September 30, 2004, net cash flows used in investing activities was $2,251,034, which was primarily the result of the acquisition of our oil and gas properties.

     During the nine-month period ended September 30, 2004, net cash flow from financing activities was $4,798,368 pertaining primarily to $3,281,075 received from proceeds on the sale of our common stock, $500,000 received pursuant to the issue of convertible promissory notes, and $737,984 in proceeds for drilling from private third parties.

     As at September 30, 2004, our current assets were $1,707,970, current liabilities were $2,599,176, resulting in a working capital deficit of $891,206. We expect that working capital requirements will continue to be funded through a combination of our existing funds, cash flow from operations and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

     On November 1, 2004, we completed the sale of an aggregate of 1,351,953 units (the "Units") in the Company at a purchase price of $1.47 per Unit for gross proceeds of approximately $1,987,371. Further, the holder of two of our outstanding promissory notes in the aggregate principal amount of $500,000 exchanged the promissory notes for Units, resulting in the issuance of an additional 348,733 Units. Each Unit consists of one share of our common stock and one warrant to purchase a share of our common stock at an exercise price of $1.68 (the "Warrants"). The Warrants are exercisable for a term of 180 days after a registration statement filed by us for the resale of the common stock and the shares of common stock underlying the Warrants has been declared effective by the SEC.

     Existing working capital and anticipated cash flow are expected to be adequate to fund our operations over the next six months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt securities. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to:
(i) oil and gas operating properties, (ii) drilling initiatives, and (iii) property acquisitions. We intend to finance these expenses with further issuances of securities and revenues from operations. Thereafter, we expect we will need to raise additional capital and increase its revenues to meet long-term operating requirements.

     Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

     The independent auditors' report accompanying our December 31, 2003 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that the Company will realize its assets and satisfy its liabilities and commitments in the ordinary course of business.

MATERIAL COMMITMENTS


     At this time we are committed to drilling one additional well on the Wagnon Lease, the Caleigh #4-2 well. Subsequent to September 30, 2004, we received an additional $270,000, which provides all the capital required for intended drilling and completion of the Caleigh #4-2 well. The estimated cost to drill and complete the Caleigh #4-2 well is $405,000.


     On June 24, 2004, we entered into an agreement with Jack Wynn & Co. to place feature news stories about Lexington Resources, Inc. in national, regional and local business investment and trade media outlets and provide other investor relation services (the "Wynn Agreement"). Pursuant to the Wynn Agreement, we are obligated to pay Jack Wynn & Co. $7,000 per month to place feature news stories about Lexington Resources, Inc. in national, regional and local business investment and trade media outlets and provide other public relations services. The Wynn Agreement expires on June 30, 2005.

PURCHASE OF SIGNIFICANT EQUIPMENT

     We do not intend to purchase any significant equipment during the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred whereas under EITF Issue No. 94-3 a liability was recognized at the time of a commitment to an exit or disposal plan. The provisions of this standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not have a material effect on the Company's financial position or results of operations.

     In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 did not affect the Company's financial position or results of operations.

     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 clarifies the requirements for a guarantor's accounting for, and disclosure of, certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which is being superseded. The adoption of FIN 45 did not affect the Company's financial position or results of operations.

     In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletins ("ARB") No. 51, Consolidated Financial Statements ("FIN 46"). Fin 46 applies immediately to variable interest entitles created after January 31, 2003, and in the first interim period beginning after June 15, 2003 for variable interest entities created prior to January 31, 2003. The interpretation explains how to identify variable interest entities and how an enterprise assesses its interest in a variable interest entity to decide whether to consolidate that entity. The interpretation requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. The adoption of FIN 46 did not affect the Company's financial position or results of operations.

APPLICATION OF CRITICAL ACCOUNTING POLICIES


     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

ACCOUNTING FOR NATURAL GAS AND OIL PRODUCING ACTIVITIES.

     We use the full cost method to account for our natural gas and oil producing activities. Under this accounting method, we capitalize substantially all of the costs incurred in connection with the acquisition, development, and exploration of natural gas and oil reserves in full cost pools maintained by geographic areas, regardless of whether reserves are actually discovered and apply a quarterly full cost ceiling test. Adverse changes in conditions (primarily gas price declines) could result in permanent write-downs in the carrying value of oil and gas properties as well as non-cash charges to operations, but would not affect cash flows.

RESERVE ESTIMATES

     Our estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

     Many factors will affect actual net cash flows, including:

     o    the amount and timing of actual production;
     o    supply and demand for natural gas;
     o    curtailments or increases in consumptions by natural gas purchasers;
     o    changes in governmental regulation or taxation; and
     o    oil and gas comodity price changes.

PROPERTY, EQUIPMENT AND DEPRECIATION

     We follow the successful efforts method of accounting for oil and gas properties. Under this method all production costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities.

     Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves, and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described in the previous section.

                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY

     Lexington Resources, Inc. was incorporated under the laws of the State of Nevada in 1996 under the name "All Wrapped Up, Inc." During 1997, the Company changed it name to Intergold Corporation and was engaged in the exploration of gold and precious metals in the United States. On November 20, 2003, subsequent to the acquisition of our wholly-owned subsidiary, Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company ("Lexington Oil & Gas"), the Company filed an amendment to its articles of incorporation changing its name to "Lexington Resources, Inc."

     On November 19, 2003, Intergold Corporation, Lexington Oil & Gas, and the shareholders of Lexington Oil & Gas (the "Lexington Oil & Gas Shareholders") entered into a share exchange agreement (the "Share Exchange Agreement"). Pursuant to the terms of the Share Exchange Agreement: (i) we acquired from the Lexington Oil & Gas Shareholders one hundred percent (100%) of the issued and outstanding shares of common stock of Lexington Oil & Gas; and (ii) we issued 3,000,000 pre-stock split shares of our common stock to the Lexington Oil & Gas Shareholders in proportion to their respective holdings in Lexington Oil & Gas.

     This acquisition has been accounted for as a reverse acquisition with Lexington Oil & Gas being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington Oil & Gas for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition. There are no comparative financial statements presented as Lexington had no operations in 2002, and only began operations on September 29, 2003.

     Please note that throughout this report, and unless otherwise noted, the words "we," "our," "us," the "Company," or "Lexington," refers to Lexington Resources, Inc. and our wholly owned subsidiary, Lexington Oil & Gas.

CURRENT BUSINESS OPERATIONS

     We are a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas properties in the United States. Our wholly-owned subsidiary, Lexington Oil & Gas previously acquired a 590 gross acre section of farm-out acreage in Pittsburg County, Oklahoma for the development and production of coal bed methane gas (the "Wagnon Lease"). Further, during fiscal 2004 we consummated the acquisition of 1,932 gross leasehold acres in the Coal Creek Prospect, 292 gross acres in the Panther Creek Prospect, 320 gross acres in the Middlecreek Prospect, 960 gross acres in the South Lamar Prospect, a further 184 gross acres in the South Lamar Prospect, 4,850 gross acres in the in the H-9 Prospect, and a further 320 gross acres in the area of the H-9 Prospect. We currently have an aggregate of approximately 590 gross developed and 8,858 gross undeveloped acres pursuant to leases and/or concessions.

     We have experienced delays in obtaining drilling rigs in the past due to the high drilling demand in the Arkoma Basin where we have been concentrating our coal bed methane and other gas targeted production and leasing programs. On November 9, 2004, we announced that we had reached an agreement with Oak Hills Drilling and Operating, LLC, ("Oak Hills Drilling") to drill a ten well program. Oak Hills Drilling is an Oklahoma based private drilling contractor that will provide drill rig and drilling expertise for us to execute our planned drilling initiatives. Douglas Humphreys and Vaughn Barbon are officers and directors and Alexander Cox, James Dow, Brent Pierce and Douglas Humphreys are 25% shareholders of Oak Hills Drilling. Management believes that this agreement helps eliminate wait times for proceeding with planned drilling initiatives due to limited rig availability and helps ensure the continuous availability of a dedicated drilling rig and crew. Oak Hills Drilling's "Wilson" model drill rig is undergoing final outfitting. We anticipate using Oak Hills Drilling to drill our fourth horizontal gas well on Lexington's Wagnon Lease located in Pittsburg County, Oklahoma. The terms and conditions obtained from Oak Hills Drilling will be no less favorable than those we could obtain from an independent third party.

COAL BED METHANE GAS

     Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under extreme geologic conditions. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is "coal bed methane." Water permeates coal beds and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven time as much as a conventional nature gas reservoir of equal rock volume. Coal bed methane is kept in place usually by the presence of water. Thus the production of coal bed methane in many cases requires the dewatering of the coal gas to be extracted. Therefore, in a coal bed gas well, water is produced in large volumes especially in the early stages of production. As the amount of water in the coal decreases, gas production increases.

     The United States Geological Survey has estimated coal bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. Coal bed gas currently accounts for about 7.5% of total natural gas production in the United States.

COMPETITION

     We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staffs and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and or leases or concessions available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

GOVERNMENT REGULATION


     GENERAL


     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company.


     OIL & Gas Regulation

     The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows:

     DRILLING AND PRODUCTION

     Our operations are subject to various types of regulation at federal, state, local and Native American tribal levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties, municipalities and Native American tribes, in which we operate also regulate one or more of the following:

     o    the location of wells;

     o    the method of drilling and casing wells;

     o    the rates of production or "allowables";

     o the surface use and restoration of properties upon which wells are drilled and other third parties;

     o    the plugging and abandoning of wells; and

     o    notice to surface owners and other third parties.

     State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

     NATURAL GAS SALES TRANSPORTATION

     Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

     FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

     MINERAL ACT

     The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

     ENVIRONMENTAL REGULATION

     Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

     WASTE DISPOSAL

     The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes", which are regulated under the less stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

     CERCLA

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators.

We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

     AIR EMISSIONS.

     Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

     CLEAN WATER ACT.

     The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

     Management believes that we are in substantial compliance with current applicable environmental laws and regulations.



RESEARCH AND DEVELOPMENT ACTIVITIES

     No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past three years.

EMPLOYEES

     We do not employ any persons on a full-time or on a part-time basis. Grant Atkins is our President and Chief Executive Officer, Vaughn Barbon, is our Chief Financial Officer and Douglas Humphreys, is the Drilling Operations Manager of Lexington Oil & Gas. All of these individuals are primarily responsible for all day-to-day operations of the Company. Other services are provided by outsourcing and consultant and special purpose contracts.

                             OIL AND GAS PROPERTIES

     We maintain an aggregate of approximately 590 gross developed acres and 8,858 gross undeveloped acres pursuant to leases and/or concessions in the Arkoma Basin in the State of Oklahoma as described below.

WAGNON LEASE

     We hold a 100% working interest and a 75% net revenue interest in approximately 590 gross acres of a gas lease located on the Wagnon Lease in Pittsburg County, Oklahoma (the "Wagnon Lease"). The gas lease was acquired from Oak Hills Energy, Inc. ("Oak Hills Energy"), which acquired the lease pursuant to a farm-out agreement with Quinton Rental & Repair Services, Inc. (the "Wagnon Farm-Out Agreement"). As of November 30, 2004, we have drilled, completed, and put three wells into production.

     The Kellster #1-5 coal bed methane gas well ("Kellster #1-5") was drilled to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and has been producing since the middle of February 2004 and continues through dewatering stages.

     The Kyndal #2-2 coal bed methane gas well ("Kyndal #2-2") was completed in June 2004 to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and is located in close proximity to the Kellster #1-5 well. The Kyndal #2-2 well feeds directly into the existing pipeline infrastructure located on the Wagnon Lease.

     The Bryce #3-2 coal bed methane gas well ("Bryce #3-2") was completed in August 2004 and is also located in close proximity to the Kellster #1-5 well. Completion of drilling of the Bryce #3-2 coal bed methane gas well resulted in vertical depths of approximately 2,400 feet with an approximate 2,000 foot horizontally drilled section utilizing drilling protocols similar to those previously utilized in the drilling of the Kellster #1-5 and Kyndal #2-2 coal bed methane gas wells. The Bryce #3-2 well has been completed and the well is in production.

     We intend to commence drilling our fourth well in the Wagnon Prospect, the Caleigh #4-2 coal bed methane gas well prior to the end of December 2004.

     We have entered into Funding Agreements for the Kellster #1-5, Kyndal #2-2, Bryce #3-2 and the Caleigh #4-2 wells. Pursuant to the Funding Agreements, private investors were provided with an 80% working interest and a 60% net revenue interest in the wells until their respective invested capital in each well is repaid, after which time the private investors will revert to an aggregate 20.1% working interest and a 15.075% net revenue interest. Oak Hills Energy, the operator of the wells, will "back-in" to a reversionary 6.7% working interest after the working interest capital is repaid and Lexington Oil & Gas, will "back-in" to a reversionary 53.2% working interest. Pursuant to the further terms and provisions of the Funding Agreements, all wells to be drilled on the Wagnon Lease will carry royalty interests totaling 25% to landowners and property interest holders, and a carried working interest of 5% to a landowner, and a 10% carried working interest to a company related to Douglas Humphreys, a director of the Company who also owns a non-carried working interest of 5%.

COAL CREEK PROSPECT

     On March 12, 2004 we entered into a lease for approximately 1,536 gross acres in the Coal Creek Gas Prospect, located in Hughes County, Oklahoma (the "Coal Creek Lease"). Under the terms and provisions of the Coal Creek Lease, we have an undivided 95% working interest in the subject lands and a 79% net revenue interest. On May 20, 2004, we acquired an additional 372 acres of the Coal Creek Prospect with a minimum 95% working interest in the subject lands and a 78% net revenue interest. On August 20, 2004, we acquired an additional approximate 23 acres of the Coal Creek Prospect with a minimum 95% working interest in the subject lands and a 79% net revenue interest.

PANTHER CREEK PROSPECT

     On March 12, 2004, we entered into a lease for approximately 292 gross acres located in five separate sections in the Panther Creek coal bed methane gas prospect, located in Hughes County, State of Oklahoma (the "Panther Creek Lease"). We have a 100% working interest and an approximate 81% net revenue interest in the subject property.

SOUTH LAMAR PROSPECT

     On April 22, 2004, we acquired 960 gross undeveloped acres in three sections of farm-out acreage to develop coal bed methane gas wells in Hughes County, State of Oklahoma (the "South Lamar Farm-out"). Pursuant to the terms and provisions of the South Lamar Farm-out, we hold a 100% working interest and a 78.5% net revenue interest in 960 gross undeveloped acres to develop gas producing wells. The acreage was purchased originally by Paluca Petroleum, Inc. an affiliate of Doug Humphreys, for approximately $100,000, and the exchange of certain other equipment. On July 26, 2004, we acquired an additional 184 acres in the South Lamar Prospect with a 100% working interest and a 79% net revenue interest.

MIDDLECREEK PROSPECT

     On May 24, 2004, we acquired a 320 gross acres in the Middlecreek Gas Prospect located in Hughes County, State of Oklahoma (the "Middlecreek Prospect"). The Middlecreek Prospect includes existing wells on the property with minor production from the Gilchrease zone and represents an average 70% net revenue interest and a 100% working interest. Rights to drill all geological zones are included and primary gas targets include the Caney shale and Hartshorne coal zones with further possibilities in the Booch, Stuart and Savannah zones. The Middlecreek Prospect includes a 2,000 foot gas pipeline and pipeline right of way.

H-9 PROSPECT

     On June 29, 2004, we acquired approximately 4,850 gross leasehold acres in approximately 38 sections of the H-9 Prospect located in Hughes and McIntosh counties in the State of Oklahoma (the "H-9 Prospect"). We acquired a 100% working interest and a 79.25% net revenue interest in the H-9 Prospect. We subsequently acquired an additional 320 gross acres of leases in the H-9 area of interest with a 100% working interest and a 78.25% net revenue interest.

DRILLING ACTIVITY

     The Following table sets forth the results of our coal bed methane gas drilling activity as of September 30, 2004:


          Gross Wells                       Net Wells
Total      Producing      Dry     Total     Producing     Dry

  3            3           0       1.60       1.60         0

PRODUCTION INFORMATION

     During the prior three fiscal years, we had no oil and gas production.

PRODUCING WELLS AND ACREAGE

GROSS AND NET PRODUCTIVE GAS WELLS, DEVELOPED ACREAGE AND OVERRIDING ROYALTY INTERESTS.

     Productive wells and developed acres.

     The tables below set forth our leasehold interest in productive and shut-in gas wells, and in developed acres, at September 30, 2004:


     Prospect             Gross(1)                   Net (2)

     Wagnon                  3                        1.60


     (1) A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.
     (2) A net well is deemed to exist when the sum of fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

     Developed Acreage Table(1)


     Prospect             Gross (2)                  Net (3)

     Wagnon                  590                       443


     (1)  Consists of acres spaced or assignable to productive wells.
     (2) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.
     (3) A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

UNDEVELOPED ACREAGE

Leasehold Interests

     The table below sets forth our leasehold interest in undeveloped acreage at September 30, 2004:


 Prospect                    Gross                      Net

Coal Creek                   1,932                     1,835

Panther Creek                 292                       292

South Lamar                  1,144                     1,144

H-9                          5,170                     5,170

GAS DELIVERY COMMITMENTS

     We have no gas delivery commitments. Lexington Oil & Gas contracts with Oak Hills Energy that contracts for pipeline with Williams Arkoma Gathering Company, LLC. Lexington Oil & Gas contracts with Unimark LLC to sell gas produced.

DRILLING COMMITMENTS

     At this time we are committed to drilling one additional well on Wagnon Lease, the Caleigh #4-2 well.

RESERVE INFORMATION

     We have obtained a reserve and economic evaluation report regarding the Wagnon Lease which was conducted by Fletcher Lewis Engineering, Inc. of Oklahoma dated September 9, 2004 (the "Reserve and Economic Evaluation Report"). The Reserve and Economic Evaluation Report estimates recoverable reserves from the Wagnon Lease, the present value and a discounted present value of 10% of future cash flow therefrom. The Reserve and Economic Evaluation Report indicates that as of September 1, 2004, there is approximately 1,531,026 MCF, with future net revenue of $5,274,000 in net gas reserve from proven producing wells and proven undeveloped sites on the Wagnon Lease when using a gas price of $4.57 MCF and a present value 10% discounted cash flow on net production of approximately $4,073,000.


                       NET GAS MCF     FUTURE NET     PRESENT WORTH
                                        CASHFLOW      DISCOUNTED 10%

PROVED DEVELOPED
PRODUCING               1,176,008       4,353,737       3,446,997

SUMMARY UNDEVELOPED      355,018         920,224          626,324

TOTAL                   1,531,026       5,273,961       4,073,322

     We have not filed any estimates of total proved net oil or gas reserves with, or included such information in reports to, any federal authority or agency.

     EXECUTIVE OFFICES

     We lease our principal office space located at 7473 West Lake Mead Road, Las Vegas, Nevada 89128. We currently use office space located at 225 Kingsberry Road, Holdenville, Oklahoma 74848. We intend to lease this space in the future from Douglas Humphreys or an affiliated entity on terms no less favorable than those that may be obtained from third parties.

                                LEGAL PROCEEDINGS

     We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

     Our directors and executive officers, their ages, positions held are as follows:


      NAME              AGE       POSITION WITH THE COMPANY

Grant Atkins            44        President/Chief Executive
                                  Officer and Director

Vaughn Barbon           47        Treasurer/Chief Financial
                                  Officer

Douglas Humphreys       52        Director

Norman MacKinnon        68        Director

Steve Jewett            66        Director


BUSINESS EXPERIENCE

     The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

     Grant Atkins has been the Chief Executive Officer since July 2003, President of the Company since 2001 and the secretary and a director of the Company since September 1998. For the past ten years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. From 1998 to March 31, 2004, Mr. Atkins provided consulting services through Investor Communications International, Inc. to a number of private and public companies, including the Company. Mr. Atkins received a Bachelor of Commerce degree from the University of British Columbia.

     Vaughn Barbon has been the Treasurer and the Chief Financial Officer of the Company since April 1, 2003. Mr. Barbon is also a manager of Lexington Oil & Gas. Since 1997, Mr. Barbon has provided consulting and accounting services for
V. Barbon Consulting. Mr. Barbon received a Bachelor of Arts from the University of Victoria.

     Douglas Humphreys has been a director of the Company since April 30, 2004 and is a member of our audit committee. Mr. Humphreys is also a manager Oak Hills Energy, an oil and gas operating company based in Holdenville, Oklahoma that acts as "operator" to Lexington. Mr. Humphreys has been Operations Manager of Lexington Oil & Gas since November 2003 and an oil and gas consultant to Paluca Petroleum, Inc. since 1995. Mr. Humphreys is also an officer, director and sole shareholder of Paluca Petroleum, Inc. and has been a director of GHB Farms, Inc. Mr. Humphreys received his Bachelor of Science degree in Business and Geology from Southwest Oklahoma State University.

     He has been active in the industry for over 30 years, mostly in his home state of Oklahoma and in the surrounding oil and gas rich regions of the mid continent. His industry knowledge comes from hands-on experience helping to build several oil and gas producing companies to prominence, as well as playing a personal role in the development of over 1,100 wells.

     Norman J.R. MacKinnon has been a director of the Company since April 30, 2004 and is a member of our audit committee. Mr. MacKinnon is a Chartered Accountant and has been the principal of NJR MacKinnon, CA since 1984. Mr. MacKinnon is also a director of CYOP and Gaming Transactions, Inc. Mr. MacKinnon received his degree as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia.

     Steve Jewett has been a director of the Company since April 30, 2004. Since 1978, Mr. Jewett has been the owner of Stephen Jewett - Chartered Accountants. During his career, Mr. Jewett was auditor of several public companies. Mr. Jewett received his degree as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia and is the audit committee's financial expert.

     Grant Atkins, Vaughn Barbon, Doug Humphreys, Orient Explorations Ltd. and Paluca Petroleum, Inc. may be deemed to be organizers of the Company based upon their activities in founding and organizing the business of the Company.


FAMILY RELATIONSHIPS

     There are no family relationships among our directors or officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

                             EXECUTIVE COMPENSATION

     During the last fiscal year, none of the directors or officers of the Company were compensated for their roles as directors or executive officers. Officers and directors of the Company may be reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. The Company presently has no pension, health, annuity, insurance, profit sharing or similar benefit plans. Mr. Atkins and Mr. Barbon previously derived remuneration from the Company directly and through Investor Communications International, Inc. ("ICI"), which provided a wide range of management, financial and administrative services to the Company. See "Summary Compensation Table" below.

     Executive compensation is subject to change concurrent with the Company's requirements. None of the officers and directors of the Company are officers or directors of ICI, nor does the Company own any equity interest in ICI.

     Currently, Mr. Atkins, receives compensation in the amount of $10,000 per month and Mr. Barbon receives compensation in the amount of $7,500 per month. We do not have employment agreements with Mr. Atkins or Mr. Barbon.


SUMMARY COMPENSATION TABLE

     None of our executive officers received an annual salary and bonus that exceeded $100,000 during the fiscal years ending December 31, 2003, 2002 and 2001. The following table sets forth the compensation received by Grant Atkins and Vaughn Barbon.


                                      ANNUAL COMPENSATION                LONG TERM
                                                                        COMPENSATION

NAME AND                    FISCAL        SALARY             OTHER       SECURITIES
PRINCIPAL POSITION            YEAR                                       UNDERLYING
                                                                          OPTIONS

Grant Atkins(1)              2003           0              $19,625(2)      100,000
President and  Chief         2002           0              $ 3,300(2)            0
Executive Officer            2001           0              $12,500(2)            0


Vaughn Barbon                2003(3)        0              $15,000(2)            0
Chief Financial
Officer

     (1)  Mr. Atkins was appointed the Chief Executive Officer in July, 2003.
     (2) Received pursuant to respective contractual arrangements between the Company and ICI.




                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

              Name                  Number of Securities     Percent of Total Options     Exercise Price        Date of
                                     Underlying Options            Granted                                    Expiration

Grant Atkins                               100,000                  5.00%                     $3.00           12/31/2008

Douglas Humphreys                          150,000                  2.50%                     $0.50            2/12/2013

Norman MacKinnon                             2,500                   0.01%                    $1.00           12/31/2008

Stephen Jewett                               2,500                   0.01%                    $1.00           12/31/2008

International Market Trend AG            2,850,000                                            $0.50            2/12/2013
                                           495,000                 92.25%                     $1.00           12/31/2008
                                           400,000                                            $3.00           12/31/2008


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     CONSULTATION AGREEMENT.

     On July 12, 2004, we entered into a Consultation Agreement (the "Consultation Agreement") with Lexington Oil & Gas and Douglas Humphreys. Pursuant to the Consultation Agreement, Mr. Humphreys will assist in overseeing the drilling operations and the completion and management of our wells. Mr. Humphreys compensation pursuant to the Consultation Agreement will be: (i) $7,500 per month effective April 1, 2004, (ii) the assignment of a 10% carried working interest in every well drilled on all properties held by us, including the Wagnon Lease (during the third quarter of 2004 we recorded additional compensation expense to Humphreys of $100,000 being the estimated value of his 10% carried interest in our wells developed as at September 30, 2004); (iii) the right to purchase an additional 5% working interest in all wells drilled by us on our properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and (iv) 200,000 options to purchase shares of our common stock options at price of $3.00 per share. The Consultation Agreement can be terminated at any time with ninety days written notice by either party.

COMPENSATION OF DIRECTORS

     Generally, our Directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the Board of Directors. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, our directors are entitled to participate in our stock option plan. During the nine months ended September 30, 2004, we paid Steve Jewett $10,000 in connection with his service as the chairman of the audit committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As they relate to the certain relationships and related transactions discussed below, Douglas Humphreys is the sole officer, director and shareholder of Paluca Petroleum, Inc., Douglas Humphreys and Vaughn Barbon are the officers and directors of Oak Hills Drilling, Douglas Humphreys, is a 25% shareholder in Oak Hills Drilling and until January 21, 2004, Douglas Humphreys and Vaughn Barbon were minority shareholders of Oak Hills Energy. Orient Explorations Ltd. may be deemed to be an organizer of the Company.

     On November 9, 2004, we entered into an agreement with Oak Hills Drilling, to drill a ten well program. For a complete description of the Oak Hills Drilling Agreement, see "Current Business Operations."

     Saddlebag Oilfield Services ("Saddlebag") has provided completion services to Oak Hills Energy on the Kellster #1-5, Kyndal #2-2, and Bryce #3-2 wells. Doug Humphreys is a director of Saddlebag and Pam Humphreys, Doug Humphrey's wife, is the President of Saddlebag. As of December 12, 2004, Oak Hills Energy has paid Saddlebag at total of $44,567 for completion work on the three wells. The work included setting up the surface equipment, swabbing the well to initiate production, laying pipeline, setting up fences, compressor hookups and other related services.

     During the nine-months ended September 30, 2004, we paid Steve Jewett, $10,000 in connection with his service as the chairman of the audit committee.

     On July 19, 2004, we were assigned 320 gross acres of leases in the H-9 Prospect from Paluca Petroleum, Inc. who had entered into a farm-out agreement with Faith Production, LLC dated July 19, 2004 for the acquisition of this property. Paluca Petroleum, Inc. served only as an intermediary and received no consideration in connection with this transaction.

     On July 12, 2004, we entered into the Consultation Agreement with Lexington Oil & Gas and Douglas Humphreys. For a complete description of the Humphreys Consulting Agreement, see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

     On May 18, 2004, we exchanged $495,000 in debt owed to ICI that had been assigned to a consultant for IMT in exchange for the exercise price of 495,000 options to acquire shares of our common stock that had been assigned to him by IMT at a price of $1.00 per share.

     On April 22, 2004, we acquired from Paluca Petroleum, Inc. three sections of farm-out acreage to develop coal bed methane gas wells in Hughes County, State of Oklahoma (the "South Lamar Farm-out") for $120,000 and on July 14, 2004, we acquired an additional 184 gross acres in this Prospect from Paluca Petroleum, Inc. for approximately $13,800. The acreage was purchased originally by Paluca Petroleum, Inc. for approximately $100,000, and the exchange of certain other equipment.

     During the period ended March 31, 2004 we exchanged $200,000 in debt owed to ICI that had been assigned to consultants for ICI in exchange for the exercise price of 1,200,000 options to acquire shares of our common stock that had been assigned to them by ICI at a price of $0.167 per share.

     Of the 1,000,000 stock options granted on February 2, 2004, 105,000 were granted to officers and directors and 895,000 stock options were granted to IMT.

     On January 21, 2004, we entered into the Paluca Agreement with Lexington Oil & Gas, Paluca Petroleum, Inc. and Douglas Humphreys. Pursuant to the terms and provisions of the Paluca Agreement: (i) we assigned Humphreys a 5% carried working interest in every well drilled us on the Wagnon Lease; (ii) we agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by us on the Wagnon Lease; (iii) Humphreys agreed to waive any and all other claims, debts or obligations owed to him by us or Lexington Oil & Gas,
(iv) we agreed to transfer to Paluca certain assets previously acquired by us (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property, as previously disclosed in prior filings).

     On January 21, 2004, Orient Explorations, Inc. and Douglas Humphreys entered into an agreement (the "Humphreys/Orient Agreement"). Pursuant to the terms and provisions of the Humphreys/Orient Agreement, Humphreys agreed to transfer 750,000 shares of restricted Common Stock of the Company held of record by Humphreys to Orient for $10.

     Effective December 5, 2003, we acquired the Wagnon Lease from Oak Hills Energy for $120,000. Oak Hills Energy acquired the Wagnon Farm-Out Agreement from Quinton Rental and Repair Service, Inc. on December 5, 2003 for $44,325.

     During the period ended November 19, 2003 we exchanged $1,260,027 in loans, notes and accrued interest due to related parties in exchange for the issuance of 630,276 shares of our common stock.

     On November 10, 2003, we entered into a Financial Consulting Services Agreement with IMT, whereby IMT performed a wide range of management, administrative, financial, business development, and consulting services for us (the "IMT Consulting Agreement"). The contract was for a term of twelve months and expired on November 10, 2004. Pursuant to the terms of the IMT Consulting Agreement, we granted IMT and/or its designates or employees 950,000 options to purchase shares of our common stock at a price of $0.50 per share and agreed to a contracted rate of $10,000 per month. We incurred $30,000 in fees to IMT for the three month period ended September 30, 2004 and have incurred $60,000 for the nine month period ended September 30, 2004. (2003 - nil). OF the 1,000,000 stock options granted on February 2, 2004, 895,000 stock options were granted to IMT, or its designates.

     On October 15, 2003, Intergold Corporation entered into a Settlement Agreement with ICI to issue 100,000 shares of our common stock to ICI in satisfaction of $250,000 that was owed to ICI.

     On January 1, 1999, Intergold Corporation and ICI entered into a Consulting Services and Management Agreement (the "ICI Consulting Agreement"). The ICI Consulting Agreement allowed for monthly fees not to exceed $75,000. During the period ended November 19, 2003, a total of $110,000 was incurred to ICI. During the period ended November 19, 2003 ICI paid a total of $25,875 to Mr. Atkins for services provided to us. ICI also paid Vaughn Barbon $13,750 for his services for the period ended November 19, 2003. In addition, during the period ended November 19, 2003, ICI and other shareholders paid expenses on behalf of us totaled $47,000 (2002 - $24,592). During the period November 19, 2003 through December 31, 2003 a total of $10,000 was incurred to ICI. As of December 31, 2003, we owed ICI a total of $448,370 in management fees which have accruing as described above, loans of $59,498, and interest of $282,477 accrued at 10% per annum on outstanding balances and unpaid management fees payable, for a total of $790,345. On December 31, 2003, we entered into a month to month arrangement with ICI as a transitional measure until March 31, 2004. During the quarter ended March 31, 2004, a total of $30,000 was incurred to ICI for administrative and investor relations services provided to us. No fees were incurred to ICI for the balance of the period ended September 30, 2004. As of September 30, 2004, we owed ICI a total in loans of $71,196 and interest of $3,032 accrued at 10% per annum on outstanding loans, for a total of $74,228 (2003- $1,263,762). Subsequent to September 30, 2004 we repaid ICI $72,761 in loans and accrued interest leaving a total of $3,033 in accrued interest still owing to ICI.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 25, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.



NAME AND ADDRESS OF BENEFICIAL OWNER     AMOUNT AND NATURE OF           PERCENT OF
                                         BENEFICIAL OWNERSHIP      BENEFICIAL OWNERSHIP

Grant Atkins                                 100,0000 (1)                 0.58%
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Vaughn Barbon                                       0                        0%
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Douglas Humphreys                             250,000 (2)                 1.45%
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Norman MacKinnon                                2,500 (3)                 0.01%
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Steve Jewett                                    2,500 (3)                 0.01%
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Orient Explorations Ltd.                    9,000,000 (4)                52.94%
P.O. Box 97 Leeward
Highway, Provinciales
Turks & Caicos Islands

All Officers and Directors (5 total)          355,000                     2.05%


(1) Includes 100,000 options to purchase shares of our common stock at an exercise price of $3.00 per share.

(2) Includes 200,000 options to purchase shares of our common stock at an exercise price of $3.00 per share and 50,000 options to purchase shares of our common stock at an exercise price of $0.50 per share.

(3) Includes 2,500 options to purchase shares of our common stock at an exercise price of $1.00 per share.

(4) The sole shareholder of Orient Explorations Ltd. is Canopus Limited for Meridan Trust. The sole director of Orient Explorations Ltd. is Cockburn Directors, Ltd. Mr. Dempsey has the sole exclusive voting and disposition rights regarding shares of common stock.



CHANGES IN CONTROL

     We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

                           DESCRIPTION OF COMMON STOCK

     We are authorized to issue 200,000,000 common shares with a par value of $0.00025. As at November 25, 2004 we had 16,999,038 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to common stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

     The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, all holders of common stock will be entitled to receive the same per share consideration.

     We are authorized to issue up to 75,000,000 shares of preferred stock, par value $0.01 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions.

     No shares of preferred stock are outstanding as of the closing of this offering, and we have no present plans to issue any such shares. The issuance of preferred stock could adversely affect the rights of the holders of the Common Stock and therefore, reduce the value of the Common Stock.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders of the common stock of Lexington Resources, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - settlement of short sales entered into after the date of this prospectus;

     - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     -    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholders has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

     We have agreed to keep this prospectus effective until the earlier of (i) the latest date upon which we are obligated to cause to be effective the registration statement for resale of the shares by the Selling Shareholders,
(ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or
(iii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                              SELLING SHAREHOLDERS

     The Selling Shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the common stock purchase warrants. Because the Selling Shareholders may offer all or only some portion of the 4,087,525 shares of common stock and underlying common stock purchase warrants to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of November 25, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder. None of the Selling Shareholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.



Name of Selling Shareholder          Shares              Shares to be Offered    Number of Shares Owned After
                                     Beneficially                                Offering and Percentage Total of the
                                     Owned Prior to                              Issued and Outstanding
                                     Offering
                                                                                 Shares Owned      Percentage
                                                                                                    of Issued
                                                                                                        and
                                                                                                   Outstanding

Crescent International, Ltd.(1)         400,000                400,000           Nil                 Nil

Cranshire Capital LP(2)                 340,136                340,136           Nil                 Nil

Brennglass Gary(3)                       68,028                 62,028           Nil                 Nil

Platinum Partners Value Arbitrage       408,164                408,164           Nil                 Nil
Fund, L.P. (4)

B&E Apartments, L.P.(5)                 272,000                272,000           Nil                 Nil

Enable Growth Partners, LP(6)           340,136                340,136           Nil                 Nil

Double U Master Fund LP(7)              340,136                340,136           Nil                 Nil

F. Berdon Co. LP (8)                     70,000                 70,000           Nil                 Nil

SRG Capital, LLC (9)                    340,136                340,136           Nil                 Nil

David Garnett (10)                        3,000                  3,000           Nil                 Nil

Paul Masters IRA(11)                     70,000                 70,000           Nil                 Nil

Everett L. Roley(12)                      3,000                  3,000           Nil                 Nil

Phillipe Mast(13)                        15,000                 15,000           Nil                 Nil

Arnold and Lynne Kellner(14)             36,000                 36,000           Nil                 Nil

Victor Miera(15)                        145,000                 45,000         100,000              0.58%

Richard Ialungo(16)                      15,000                 15,000           Nil                 Nil

Newport Capital Corp. (17)              588,431                485,970         102,461              0.59%

Eiger East Finance Ltd. (18)             39,800                 39,800           Nil                 Nil

Fairmont East Finance Ltd. (19)          25,200                 25,200           Nil                 Nil

John Cervi(20)                           27,000                 27,000           Nil                 Nil

Vincenzo Aballini(21)                   697,466                697,466           Nil                 Nil



(1) Represents 200,000 shares of common stock and 200,000 warrants to purchase shares of our common stock. Mel Craw and Maxi Breezi, as Managers of Greenlight (Switzerland) SA, the investment advisor to Crescent International Ltd. exercise dispositive and voting power with respect to the shares of common stock owned by Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such shares.
 (2) Represents 170,068 shares of common stock and 170,068 warrants to purchase shares of our common stock. Mitchell P. Kopin, President of Downsview Capital Inc., the General Partner of Cranshire Capital, LP exercises dispositive and voting power with respect to the shares of common stock that Cranshire Capital owns.
(3) Represents 34,014 shares of common stock and 34,014 warrants to purchase shares of our common stock owned by Mr. Brennglass.
(4) Represents 208,082 shares of common stock and 208,082 warrants to purchase shares of our common stock. Platinum Partners Value Arbitrage Fund LP is a private investment fund that is owned by all its investors and managed by Mr. Mark Nordlicht. Mr. Nordlicht may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares.
(5) Represents 136,000 shares of common stock and 136,000 warrants to purchase shares of our common stock. Howard Einberg exercises dispositive and voting power with respect to the shares of common stock owned by B&E Apartments, LP.
(6) Represents 170,068 shares of common stock and 170,068 warrants to purchase shares of our common stock. Mitch Levine exercises dispositive and voting power with respect to the shares of common stock that Enable Growth Partners L.P. own.
(7) Represents 170,068 shares of common stock and 170,068 warrants to purchase shares of our common stock. Itzchak Winehouse exercises dispositive and voting power with respect to the shares of common stock that the Double U Master Fund LP owns.
(8) Represents 70,000 shares of common stock and 70,000 warrants to purchase shares of our common stock. Federick Berdon exercises dispositive and voting power with respect to the shares of common stock that the F. Berdon Co. LP owns.


                                       47




(9) Represents 170,068 shares of common stock and 170,068 warrants to purchase shares of our common stock. Edwin Macabe and Tai May Lee are employees of SRG Capital, LLC and jointly have dispositive and voting power with respect to these securities.
(10) Represents 2,000 shares of common stock and 1,000 warrants to purchase shares of our common stock.
(11) Represents 70,000 shares of common stock and 70,000 warrants to purchase shares of our common stock.
(12) Represents 2,000 shares of common stock and 1,000 warrants to purchase shares of our common stock.
(13) Represents 10,000 shares of common stock and 5,000 warrants to purchase shares of our common stock.
(14) Represents 24,000 shares of common stock and 12,000 warrants to purchase shares of our common stock.
(15) Represents 130,000 share of common stock, 30,000 of which are being registered on this registration statement and 15,000 warrants to purchase shares of our common stock.
(16) Represents 10,000 shares of common stock and 5,000 warrants to purchase shares of our common stock.
(17) Represents 417,246 shares of common stock, 314,785 of which are being registered on this registration statement and 171,185 warrants to purchase shares of our common stock. Brent Pierce is an officer of Newport Capital Corp. and exercises dispositive and voting power with respect to the shares of common stock owned by Newport Capital Corp.
(18) Represents 39,800 shares of common stock earned by Eiger East Finance Ltd as a finders fee for the April 2004 Offering. Phil Mast exercises dispositive and voting power with respect to the shares of common stock owned by Eiger East Finance Ltd.
(19) Represents 16,800 shares of common stock and 8,400 warrants to purchase shares of our common stock. Phil Mast exercises dispositive and voting power with respect to the shares of common stock owned by Fairmont East Finance Ltd.
(20) Represents 18,000 shares of common stock and 9,000 warrants to purchase shares of our common stock.
(21) Represents 348,733 shares of common stock and 348,733 warrants to purchase shares of our common stock.



     We may require the Selling Shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                                  LEGAL MATERS

     The validity of the common stock offered by this prospectus is being passed upon by Diane D. Dalmy.

                                     EXPERTS

     The consolidated financial statements of Lexington Resources, Inc. included in this registration statement have been audited by Dale Matheson Carr-Hilton LaBonte Chartered Accountants, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

     Information derived from the report of Fletcher Lewis Engineering, Inc. with respect to Lexington Oil & Gas estimated reserves incorporated in this prospectus have been so incorporated in reliance on the authority of said firm as experts with respect to such matters contained in their report.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under the Nevada General Corporation Law, and indemnification for such a person may be greater or different from that provided in the bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Lexington Resources, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Lexington Resources, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS


                            LEXINGTON RESOURCES, INC.
                         (AN EXPLORATION STAGE COMPANY)

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2004
                                   (UNAUDITED)



















CONSOLIDATED BALANCE SHEETS

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS


                            LEXINGTON RESOURCES, INC.
                         (an exploration stage company)

                           CONSOLIDATED BALANCE SHEETS

                                                                        September 30,       December 31,
                                                                            2004                2003
________________________________________________________________________________________________________
                                                                         (unaudited)
                                     ASSETS

CURRENT ASSETS
   Cash                                                                  $ 1,484,637        $    351,420
   Prepaid expenses                                                            7,000                 450
   Accounts Receivable                                                       185,500                   -
   Deferred finance fee (Note 6)                                              30,833                   -
________________________________________________________________________________________________________
                                                                           1,707,970             351,870

FIXED ASSETS, net of depreciation                                              3,163                   -

OIL AND GAS PROPERTIES (Note 4)                                            2,255,353             120,000
________________________________________________________________________________________________________
                                                                         $ 3,966,486        $    471,870
========================================================================================================


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

   Accounts payable and accrued liabilities                              $   799,966        $     23,221
   Drilling obligations (Note 5)                                             862,984             350,000
   Convertible Promissory Notes (Note 6)                                     500,000                   -
   Due to related parties (Note 9)                                           436,226             796,467
________________________________________________________________________________________________________
                                                                           2,599,176           1,169,688
DRILLING OBLIGATIONS (Note 5)                                                225,000                   -
________________________________________________________________________________________________________
                                                                           2,824,176           1,169,688
________________________________________________________________________________________________________

CONTINGENCIES AND COMMITMENTS (Notes 1, 4, 5 & 8)

STOCKHOLDERS' EQUITY (DEFICIENCY) (Note 7)
   Common stock $0.00025 par value: 200,000,000 shares authorized
   Preferred stock, $0.001 par value: 75,000,000 shares authorized
     Issued and outstanding:
        16,282,584 common shares (2003 - 1,563,552)                            3,871               3,211
        Additional paid-in capital                                         7,581,827             761,937
        Common stock purchase warrants                                       207,246              12,500
        Deficit accumulated during the exploration stage                  (6,650,634)         (1,475,466)
________________________________________________________________________________________________________
                                                                           1,142,310            (697,818)
________________________________________________________________________________________________________
                                                                         $ 3,966,486        $    471,870
========================================================================================================

The accompanying notes are an integral part of these interim consolidated financial statements.




                            LEXINGTON RESOURCES, INC.
                         (an exploration stage company)

                  INTERIM CONSOLIDATED STATEMENT OF OPERATIONS

                                   (unaudited)


                                                                                                                  For the period
                                         Three months     Three months      Nine months       Nine months       from Sept 29, 2003
                                             Ended           Ended             Ended             Ended            (inception) to
                                         September 30,    September 30,     September 30,     September 30,       September 30,
                                             2004             2003             2004              2003                  2004
__________________________________________________________________________________________________________________________________
                                                           (Note 1)                             (Note 1)             (Note 1)

OIL AND GAS REVENUE                       $   211,549      $        -        $   305,756       $        -          $   305,756
__________________________________________________________________________________________________________________________________

EXPENSES
   Depletion                                  105,628               -            112,186                -              112,186
   Operating costs and taxes                   14,458                             21,641                                21,641
__________________________________________________________________________________________________________________________________
                                              120,086                            133,827                               133,827
__________________________________________________________________________________________________________________________________

OPERATING INCOME                               91,463               -            171,929                -              171,929
__________________________________________________________________________________________________________________________________

OTHER EXPENSES
   Consulting - stock based (Note 8)                -               -          2,989,221                -            2,989,221
   General and administrative                 949,459               -          2,307,567                -            2,406,749
   Interest expense                            23,924               -             50,309                -               53,044
__________________________________________________________________________________________________________________________________

                                              973,383               -          5,347,097                -            5,449,014
__________________________________________________________________________________________________________________________________

NET LOSS FOR THE PERIOD                   $  (881,920)     $        -        $(5,175,168)      $        -          $(5,277,085)
==================================================================================================================================

BASIC NET LOSS PER SHARE                  $     (0.06)     $    (0.00)       $     (0.35)      $    (0.00)
=========================================================================================================

WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING                   15,319,693       9,000,000         14,632,326        9,000,000
=========================================================================================================


The accompanying notes are an integral part of these interim consolidated financial statements.




                            LEXINGTON RESOURCES, INC.
                         (an exploration stage company)

                  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)

                                                                                                                     For the period
                                                                                                                               from
                                                                                                   For the Nine       September 29,
                                                                                For the Nine       month period    2003 (inception)
                                                                                month period              ended                  to
                                                                              ended Sept 30,      September 30,       September 30,
                                                                                        2004               2003                2004
___________________________________________________________________________________________________________________________________
                                                                                                  (Note 1)            (Note 1)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period                                                $(5,175,168)        $   -            $(5,217,317)
Adjustments to reconcile net loss to net cash from operating activities:
       Non-cash consulting fees                                                   2,989,221             -              2,989,221
       Non-cash finance fees                                                         19,167             -                 19,167
       Oil and gas depletion                                                        112,186             -                112,186
       Depreciation                                                                     332             -                    332
  Changes in working capital assets and liabilities
       Prepaid expenses                                                              (6,550)            -                 (7,000)
       Accounts receivable                                                         (185,500)            -               (185,500)
       Accounts payable                                                             777,745             -                762,021
       Accrued interest payable                                                      24,453             -                 24,453
       Accrued and unpaid fees payable                                               30,000             -                 30,000
___________________________________________________________________________________________________________________________________

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                      (1,414,114)            -             (1,472,437)
___________________________________________________________________________________________________________________________________

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash acquired on acquisition of Lexington Oil & Gas Co. LLC                             -             -                    900
  Fixed assets                                                                       (3,495)            -                 (3,495)
  Oil and gas properties                                                         (2,247,539)            -             (2,367,539)
___________________________________________________________________________________________________________________________________

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                      (2,251,034)            -             (2,370,134)
___________________________________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
  Drilling obligations                                                              737,984             -              1,087,984
  Advances payable                                                                  279,306             -                207,849
  Convertible Promissory Notes                                                      500,000             -                500,000
  Proceeds on sale of common stock                                                3,281,075           100              3,531,375
___________________________________________________________________________________________________________________________________

NET CASH FLOWS FROM FINANCING ACTIVITIES                                          4,798,365           100              5,327,208
___________________________________________________________________________________________________________________________________

INCREASE (DECREASE) IN CASH                                                       1,133,217           100              1,484,637

CASH, BEGINNING OF PERIOD                                                           351,420             -                      -
___________________________________________________________________________________________________________________________________

CASH, END OF PERIOD                                                             $ 1,484,637         $ 100            $ 1,484,637
===================================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION (Refer to Note 11)

The accompanying notes are an integral part of these interim consolidated financial statements.


LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 1:  NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
________________________________________________________________________________

By Share Exchange Agreement dated November 19, 2003, Lexington Resources, Inc. (formerly Intergold Corporation) ("LRI" or "the Company"), a Nevada corporation, acquired 100% of the issued and outstanding shares of Lexington Oil & Gas Ltd. Co. LLC, (an exploration stage company) ("Lexington"), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company representing 85% of the total issued and outstanding shares of the Company at the time. In connection with this transaction, Intergold Corporation changed its name to Lexington Resources, Inc. (Refer to Note 3.)

This acquisition has been accounted for as a reverse acquisition with Lexington being treated as the accounting parent and LRI, the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington for the period from its inception on September 29, 2003 and those of LRI since the date of the reverse acquisition.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September 29, 2003. Lexington is an exploration stage company which was formed for the purpose of the acquisition and development of oil and natural gas properties.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit of $891,206, has incurred significant losses since inception, and further losses are anticipated in the development of its oil and gas properties raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing research and development and ultimately on generating future profitable operations.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2003 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lexington Oil & Gas Ltd. Co. LLC ("Lexington"). Lexington was acquired by reverse acquisition on November 19, 2003. All significant intercompany transactions and account balances have been eliminated.

OIL AND GAS PROPERTIES

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.A.

Depletion and depreciation of the capitalized costs are computed using the units-of-production method based on the estimated proven reserves of oil and gas determined by independent consultants.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
________________________________________________________________________________

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of proven reserves at year end market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing earnings (loss) for the period by the weighted average number of common shares outstanding for the period. Fully diluted earnings (loss) per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred shares, in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive. The presentation is only of basic earnings (loss) per share as the effect of potential dilution of securities has no impact on the current period's basic earnings per share. Loss per share, as presented, has been restated to reflect the forward stock split described in Note 7. The weighted average number of shares outstanding prior to the reverse acquisition is deemed to be the number of shares issued in connection with the reverse acquisition being 9,000,000 shares (3,000,000 pre January 26, 2004 3:1 forward split).

REVENUE RECOGNITION

Revenue associated with the sale of crude oil and natural gas is recorded when title passes to the customer. Revenues from crude oil and natural gas production from properties in which the Company has an interest with other producers are recognized on the basis of the Company's net working interest.

FINANCIAL INSTRUMENTS

The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
________________________________________________________________________________

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro forma effect on net income (loss) and net income (loss) per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 8:


                                                                              For the period from
                                                                               September 29, 2003
                                                       Nine months ended          (inception) to
                                                       September 30, 2004      September 30, 2004
                                                       __________________________________________

Net loss for the period                As reported        $(5,175,168)                $  -
SFAS 123 compensation expense          Pro-forma             (692,051)                   -
                                                       __________________________________________
Net loss for the period                Pro-forma          $ (5,867,219)               $  -
                                                       ==========================================

Pro-forma basic net loss per share     Pro-forma          $     (0.40)                $  -
                                                       ==========================================



The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC
________________________________________________________________________________

By Share Exchange Agreement dated November 19, 2003, the Company acquired 100% of the issued and outstanding shares of Lexington (an exploration stage company), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company. As a result of this transaction the former stockholders of Lexington acquired approximately 85% of the total issued and outstanding shares of the Company as at November 19, 2003, resulting in a change in control of the Company.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC (CONT'D)
________________________________________________________________________________

During January, 2004, the parties to the Share Exchange Agreement, Orient Exploration Ltd. ("Orient"), Douglas Humphreys ("Humphreys"), the Company, Lexington, and Paluca Petroleum Inc. ("Paluca") re-evaluated the terms of the original Share Exchange Agreement and upon further negotiations desired to modify the terms of the original agreement in the best interest of all parties such that: (i) 2,250,000 post forward split shares of restricted Common Stock of the Company held of record by Humphreys were transferred to Orient in consideration therefore; (ii) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property;
(iii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property;
(iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management of the Company decided not to proceed with the acquisition or development of the described properties as set out in item (iv) due to management's analysis that the properties did not contain the appropriate oil and gas development elements that form part of the Company's current focus and criteria for corporate oil and gas development initiatives.

In  order  to  reflect  the  revised   operating   arrangement   resulting  from
modifications to the original terms of the Share Exchange Agreement the Humphreys Purchase and Sale Agreement and the Paluca Agreement were simultaneously executed:

HUMPHREYS PURCHASE AND SALE AGREEMENT

On January 21, 2004, Orient and Douglas Humphreys, a director of the Company ("Humphreys") entered into a purchase and sale agreement (the "Humphreys Purchase and Sale Agreement"). Pursuant to the terms and provisions of the Humphreys Purchase and Sale Agreement: Humphreys agreed to transfer 2,250,000 shares of restricted Common Stock of the Company held of record by Humphreys to Orient.

PALUCA AGREEMENT

On January 21, 2004, the Company, Lexington, Paluca, and Humphreys entered into an agreement whereby: (i) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (ii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iii) Humphreys agreed to waive any and all other claims, debts or obligations owed to Humphreys by the Company or by Lexington, and (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

MANAGEMENT COMPENSATION AGREEMENT

The Company and its subsidiary have negotiated a new compensation agreement ("New Agreement") with Humphreys for his assistance in overseeing the drilling operations and the completion, management of wells, and for his increasing role in development of the Company on a performance basis. Under the covenants provided under the New Agreement and within its effective term, Humphreys, or his designate: (1) will receive compensation of $7,500 per month, effective April 1, 2004; (2) will be assigned a 10% carried working interest in every well drilled by the Company on all properties held by the Company, including the Wagnon property, (3) will have the right to purchase an additional 5% working interest in all wells drilled by the Company on its properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and (4) will receive a further 200,000 options in the Company to be granted at $3.00 per share exercisable for a five year term. These options were granted in July 2004. (Refer to Note 8.)

During the third quarter the Company recorded additional compensation expense to Humphreys of $100,000 being the estimated value of his 10% carried interest in the Company's wells developed in the period.

Doug Humphreys is a director of the Company and is the Drilling Operations Manager of Lexington Oil & Gas Ltd. Co., and also consults to Oak Hills Energy, Inc. ("Oakhills"), an oil and gas operating company based in Holdenville, Oklahoma that acts as "operator" to Lexington. Mr. Humphreys is in charge of oil and gas operations in Oklahoma. (Refer to Note 9.)

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC (CONT'D)
________________________________________________________________________________

Paluca Petroleum Inc. is a private Oklahoma based oil and gas services company owned by Doug Humphreys and related parties thereto. Some of the services provided by Humphreys to the Company are provided through this business entity. Mr. Humphreys is the President of Paluca Petroleum Inc.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September 29, 2003 formed for the purpose of the acquisition and development of oil and natural gas properties in the United States, currently concentrating on coal bed methane gas and other source gas acquisition and production initiatives.

Orient Exploration Ltd. is a private corporation that owns 9,000,000 restricted common shares in the capital of the Company obtained primarily during the reverse takeover of Lexington Oil & Gas Ltd. Co.

NOTE 4 - OIL AND GAS PROPERTIES
________________________________________________________________________________

WAGNON LEASE

By agreement dated October 9, 2003, Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma. Lexington holds a 100% working interest and a 75% net revenue interest in approximately 590.2 gross undeveloped acreage of a potential gas producing property located in Pittsburg County, Oklahoma (the "Wagnon Property"). The Company's interest relating to the Wagnon Property is subject to farm-out agreements equating to 20% working interest between Paluca, Oak Hills and the lessee of the Wagnon Property.

A director and an officer of Lexington Resources, Inc. were minority owners in Oak Hills Energy, Inc. in 2003. Their interest in Oak Hills was purchased by the majority shareholder on January 26, 2004.

During the nine month period ended September 30, 2004 three gas wells (the Kellster 1-5, Kyndal 2-2 and Bryce 3-2) have been put into production.

The Company is currently preparing to drill a fourth well on the Wagnon Property (Caleigh 4-2). During the nine month period ended September 30, 2004 the Company spent $998,662 on drilling expenditures on the Wagnon lease. (Refer to Note 5.)

COAL CREEK PROSPECT

In March 2004 the Company obtained an option to purchase an undivided 95% interest in approximately 2,500 net leasehold acres in 5 sections of the Coal Creek Prospect located in Hughes and Pittsburg Counties, in the State of Oklahoma. During the nine month period ended September 30, 2004 the Company acquired approximately 1,930 net leasehold acres under the option. Under the terms of the purchase of these leases, Lexington has an undivided 95% - 100% working interest in the subject lands and a minimum 79% net revenue interest. The terms of the leases are for two years.

PANTHER CREEK PROSPECT

In March 2004 the Company purchased a 3 year lease of approximately 300 acres located in five separate sections to develop the Panther Creek Project in Hughes County, Oklahoma. Lexington has an undivided 100% working interest in subject lands and an approximate 81% net revenue interest.

SOUTH LAMAR PROSPECT

By agreement dated April 21, 2004, Lexington acquired a 100% working interest, 78.5% net revenue interest, in a three sections (960 acres) of farm-out acreage in Hughes County, Oklahoma (the "South Lamar Prospect") with the intention to develop coal bed methane gas producing wells. The term of the lease is two years. On July 26, 2004, the Company acquired a further 183.98 acres in the South Lamar prospect and a 100% working interest and a 79% net revenue interest in the additional acreage. The term of the lease is two years.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 4 - OIL AND GAS PROPERTIES (CONT'D)
________________________________________________________________________________

H-9 PROSPECT

By agreement dated June 29, 2004, Lexington has obtained an option to purchase an undivided 100% leasehold interest, 79.25% net revenue interest, in approximately 4,600 net leasehold acres in approximately 38 sections of the H-9 Prospect located in Hughes and McIntosh Counties, in the State of Oklahoma. The Company concluded the purchase of the property on July 29, 2004. The terms of leases acquired within the prospect are between three and four years.

On July 19, 2004 the Company acquired an additional 325 acres of gas target drillable acreage in the northeast portion of Hughes County, Oklahoma in the vicinity of the approximate 4,600 acres of farm out leases under acquisition (H-9) Prospect. Drilling targets that are included in the lease include Hartshorne and Booch Coal gas zones with a 100% Working Interest and a 78.3% Net Revenue Interest. The acquired lease is held by production. The term of the lease is three years.

NOTE 5:  DRILLING OBLIGATIONS
________________________________________________________________________________

During the period ended December 31, 2003 Lexington, the Company, and Oakhills entered into drilling agreements with private investors (the "Funding Investors") for the funding for the first three wells, the Kellster 1-5, the Kyndal 2-2 and the Bryce 3-2, located on the Wagnon Lease. The Funding Investors each provided one-third of the Authorization For Expenditure ("AFE") capital estimated at $360,000 for the drilling and completion of each of the first three wells. As of September 30, 2004, the Company had received the total required funding of $1,080,000 for the drilling and completion of the first three Wagnon Lease wells and had successfully drilled and completed the Kellster 1-5 and the Kyndal 2-2 wells. The Bryce 3-2 well, representing the third Wagnon Lease well, was successfully drilled and completed in August, 2004. The terms of the drilling agreements of all wells on the Wagnon Lease are the same for each well on the property.

Lexington, the Company, and Oakhills entered into drilling agreements with the Funding Investors for the expected drilling and completion of a fourth Wagnon Lease well, the Caleigh 4-2 well that is expected to begin drilling no later than the end of November 2004. As of September 30, 2004, $135,000 had been received for the drilling of the Caleigh 4-2. As of September 30, 2004, the Company had received a total of $1,215,000 for the drilling and completion of a total of four wells on Company's Wagnon Lease. Subsequent to September 30, 2004, an additional $270,000 was received, providing all AFE capital required for intended drilling and completion of the Caleigh 4-2 well.

Wells to be drilled on the Wagnon Lease property carry royalty interests totaling 25% to land owners and property interest holders and carried working interests of 5% to a land owner, and 10% to a company related to a director of the Company (see Note 3 - Management Compensation Agreement). A company related to a director of the Company, Paluca, also owns a non-carried working interest of 5% as part of capital participation funding provided by Paluca.

The Funding Investors are provided an 80% working interest, 60% net revenue interest, in the wells until their invested capital for each well is repaid, after which time the Funding Investors revert to an aggregate 20.1% working interest, 15.075% net revenue interest, in the wells located on the Wagnon Lease. Oak Hills, the operator of the well, will "back-in" to a reversionary 6.7% working interest after invested capital is repaid to the Funding Investors in the wells located on the Wagnon Lease and the Company will back-in to a reversionary 53.2% working interest. The Company's repayment obligation to the Funding Investors is limited to the production revenues generated from wells located on the Wagnon Lease. Accordingly, if any of the subject wells on the Wagnon Lease are unsuccessful the drilling obligations will be written off when such determination is made. Management has estimated that the non-current portion of the drilling obligations as at September 30, 2004 is $225,000.

As of September 30, 2004, the Funding Investors have been repaid $127,016 of their $720,000 investment in the Kellster 1-5 and Kyndall 2-2 wells.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 6:  CONVERTIBLE PROMISSORY NOTES
________________________________________________________________________________

On April 26, 2004, Lexington borrowed $400,000 by way of an unsecured convertible promissory note with a shareholder due on April 30, 2005. The promissory note bears interest accrued monthly at the US prime lending rate plus one percent simple interest per annum. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest thereunder into fully paid, nonassessable restricted common shares at a price of $5.00 per share.

On June 30, 2004, the Company borrowed an additional $100,000 from the same shareholder by way of an unsecured promissory note due on June 30, 2005. The promissory note bears interest accrued monthly at the US prime lending rate plus one percent simple interest per annum. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest thereunder into fully paid, nonassessable restricted common shares at a price of $2.50 per share.

Application of a relative-fair-value method has resulted in the convertible promissory notes being recorded as separate debt and equity components. A discount on the promissory notes payable of $50,000 has been accrued and recorded as a deferred finance fee, to be amortized over the terms of the notes. The discount was determined based upon a fair value interest rate for comparable debt of 15% per annum. As of September 30, 2004, $19,167 of the deferred finance fee has been expensed. The equity component, which is represented by the conversion feature, has a carrying value of $50,000 being the difference between the face amount of the convertible debenture and its fair value as calculated above. The carrying value of the equity component has been recorded as a charge to shareholders' equity.

On October 29, 2004, a total of $500,000 in promissory notes and accrued interest to that date were settled for private placement in units offered by the Company at $1.47 per unit, with each unit comprised of one common share and one share purchase warrant exerciseable at $1.68 per share (see Note 7).

NOTE 7:  STOCKHOLDERS' EQUITY
________________________________________________________________________________

The authorized capital of the Company consists of 200,000,000 voting common shares with $0.00025 par value, and 75,000,000 non-voting preferred shares with $0.001 par value.

FORWARD STOCK SPLIT

On January 26, 2004 the Company forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective date of the forward stock split have been restated to reflect the one for three forward split on a retroactive basis.

STOCK OPTION EXERCISE

On January 22, 2004 the Company issued 1,200,000 pre forward split shares of its common stock, upon the exercise of 1,200,000 stock options at $0.167 per share for proceeds of $200,000, which was paid by way of offset of $200,000 originally advanced to the Company by Investor Communications International, Inc. ("ICI") which was assigned by ICI to IMT designated option holders as described in Note 8.

On May 18, 2004 the Company issued 495,000 shares of its common stock, upon the exercise of 495,000 stock options at $1.00 per share for proceeds of $495,000, which was paid by way of offset of $495,000 originally advanced to the Company by ICI, which was assigned to a designated option holder, as described in Note 8.

PRIVATE PLACEMENT

On November 26, 2003 the Company issued 300,000 restricted common shares at $0.83 per share plus one-half warrant at $5.00 per share for each share purchased, with warrant terms to December 31, 2004. The total amount raised in this financing was $250,000. The value of the warrants was estimated to be $12,500 and was recorded as a separate component of stockholders' equity.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 7:  STOCKHOLDERS' EQUITY
________________________________________________________________________________

On May 3, 2004 the Company concluded and issued 400,000 restricted common shares at $2.50 per share plus one-half warrant at $5.00 per share for each share purchased, with warrants terms to December 31, 2005. The total amount raised in this financing was $1,000,000. The value of the warrants was estimated to be $45,000 and was recorded as a separate component of stockholders' equity. A finders fee of 39,800 restricted common shares was paid pursuant to the transaction.

SHARE OFFERING

On September 9, 2004 the Company approved a financing of up to 4,150,000 units of restricted common shares at a price of $1.47 per share plus a full share purchase warrant exerciseable at a price of $1.68 per share for each share purchased (the "September Unit(s)"). The warrants will expire six months from the effective date of registration of the stock and warrants to be issued under the offering. The amount approved to be raised in this financing is up to $6,100,500. Brokers' fees payable on the September Units are: cash of 8% of gross proceeds, brokers' warrants equal to 4% of the gross proceeds (to be issued under the same terms as the warrants issued under the offering), and a warrant exercise fee equal to 5% of proceeds received as a result of the future exercise of the warrants by the investors. The Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") within 45 days after completion of the transaction, covering the resale of shares of common stock sold in the private placement or issuable upon exercise of the warrants. Under the terms of the financing, the registration statement is to become effective within 120 days after the filing date or the Company will be subject to certain penalty provisions.

As of September 30, 2004, 984,232 September Units had been sold for proceeds of $1,436,821, net of a $10,000 agent fee which was charged to additional paid in capital. The fair value of the warrants was estimated to be $0.147 each and $144,682 has been recorded as a separate component of stockholders' equity. In connection with this portion of the financing, a brokers' fee payable of $115,746 has been accrued. The fair value of the 34,448 broker warrants to be issued to date has been estimated to be $0.147 per warrant and as a result, $5,064 has been recorded as a separate component of stockholders' equity.

Subsequent to September 30, 2004 the Company placed an additional 716,454 September Units. Of the 716,454 units sold, 376,318 were non-brokered, and 340,136 were brokered. Proceeds received on the brokered portion of this financing were $445,000, net of $55,000 in brokers' and administration fees. Brokers' warrants payable total 11,905 warrants. The fair value of the broker warrants is estimated to be $0.147 each and thus, $1,750 will be recorded as a separate component of stockholders' equity. The non-brokered units in the amount of 376,318 were issued upon: (1) settlement of the $500,000 convertible promissory note and accrued interest of approximately $12,637 for 348,733 units; and (2) pursuant to a non-brokered placee that paid $40,550 for 27,585 units.

SHARE PURCHASE WARRANTS

Share purchase warrants outstanding at September 30, 2004 are:

                                                           Weighted Average
                                                               Remaining
       Range of Exercise Prices                          Contractual Life (yr)
                                    Number of Shares
       _______________________________________________________________________

            $1.66 - $5.00              1,368,680                  .95
       =======================================================================

NOTE 8:  EMPLOYEE STOCK OPTION PLAN
________________________________________________________________________________

By Directors' Resolution dated November 19, 2003 the Company adopted a Stock Option Plan ("SOP"). The SOP provides authority for the Board to grant Options for the purchase of a total number of shares of the Company's common stock, not to exceed 3,000,000 shares. The option period of options granted under the SOP shall be up to 10 years and the option price per share shall be no less than the fair market value of a share of common stock on the date of grant of the stock option.

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 8:  EMPLOYEE STOCK OPTION PLAN (CONT'D)
________________________________________________________________________________

On December 31, 2003, the terms of the Company's SOP were altered, whereby the authorized total number of options was increased from 3,000,000 shares to 4,000,000 shares.

By Directors' Resolution dated July 2, 2004 the Company (1) increased the authorized number of options under the SOP from 4,000,000 to 5,000,000; and (2) made the new 1,000,000 stock options exercisable at $3.00 per share for a 5 year term. As of September 30, 2004, 4,200,000 options under the Company's current SOP have been granted.

A summary of the Company's stock options as of Sept. 30, 2004, and changes during the period ended is presented below:

                                                       Sept. 30,2004
                                              ________________________________
                                              Number of       Weighted average
                                               options         exercise price
                                              _________       ________________
     Outstanding at beginning of period       1,350,000        $ 0.167/share
     Exercised January 22, 2004              (1,200,000)       (0.167)/share
     Grant February 2, 2004                   1,000,000           2.00/share
     Exercised May 18, 2004                    (495,000)          1.00/share
     Exercised June, 2004                      (320,000)          3.00/share
     Grant July 26,2004                         200,000           3.00/share
                                              ________________________________

     Exercisable at September 30, 2004          535,000          $1.70/share
                                              ================================

In January 2004, 1,200,000 stock options (400,000 pre forward split shares) were exercised at $0.167 per share ($0.50 per pre forward split share) for proceeds of $200,000 which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

On February 2, 2004, an additional 1,000,000 share options were granted; 500,000 exercisable at $1.00 and 500,000 exercisable at $3.00. The term of these options is five years. The fair value of these options at the date of grant of $2,989,221 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 251% and has been recorded as a consulting expense in the period.

In April 2004 the Company registered 500,000 common stock options exercisable at $1.00 per share under an S-8 Registration Statement. On May 18, 2004, 495,000 of these stock options were exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000 originally advanced to the Company by ICI which was assigned to a designated option holder.

In June 2004 the Company registered 400,000 common stock options exercisable at $3.00 per share under an S-8 Registration Statement. And, in June 2004, 320,000 of these stock options were exercised at $3.00 per share for proceeds of $960,000.

On July 12, 2004, 200,000 stock options were granted at $3.00 per share to Humphreys. The term of these options is five years. The fair value of these options at the date of grant of $692,051 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 222% and in accordance with the provisions of SFAS 148, has been disclosed on a pro-forma basis in Note 2.

NOTE 9:  RELATED PARTY TRANSACTIONS
________________________________________________________________________________

Although the formal arrangement for services to be provided by ICI, a minority shareholder and consulting services agent to the Company, ended on December 31, 2003, a month to month arrangement to provide services to the Company was agreed to as a transitional measure during the first quarter of the year. This transition period ended March 31, 2004. During the quarter ended March 31, 2004, a total of $30,000 (2003 - $110,000) was incurred to ICI for managerial, administrative and investor relations services provided to the Company and its subsidiary, no fees were incurred to ICI for the balance of the period ended September 30, 2004. As of September 30, 2004 the Company owed ICI a total in loans of $71,196 and interest

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 9:  RELATED PARTY TRANSACTIONS (CONT'D)
________________________________________________________________________________

of $3,032 accrued at 10% per annum on outstanding loans, for a total of $74,228 (2003 - $1,263,762). Subsequent to September 30, 2004 the Company repaid ICI
$72,761 in loans and accrued interest leaving a total of $3,033 in accrued interest still owing to ICI.

The Company previously entered into a contract with International Market Trend AG ("IMT"), a private company to whom certain of the Company's directors and officers provide consulting services relating to oil and gas industry and market development services. The Company incurred $30,000 in fees to IMT for the three month period ended September 30, 2004 and has incurred $60,000 for the nine month period ended September 30, 2004. (2003 - nil). Of the 1,000,000 stock options granted on February 2, 2004, 895,000 stock options were granted to IMT, or its designates.

During the period ended March 31, 2004 the Company settled $200,000 of the amounts due to ICI in exchange for the issuance of 1,200,000 shares of the Company's common stock by way of exercising options at $0.167 per share.

During the period ended June 30, 2004 the Company settled $495,000 of the amounts due to ICI in exchange for 495,000 shares of the Company's common stock by way of exercising options at $1.00 per share.

Humphreys has been assigned a 10% carried Working Interest in each well to be drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out Agreement and to compensate for his services relating to operation and completion of wells to be located on the Wagnon Lease. Humphreys also has the right to purchase an additional 5% working interest in each well to be located on the Wagnon Lease. As of September 30, 2004 the Company has recorded $27,500 as a receivable from Humphreys as full payment to be received for an additional 5% working interest in each of the Kellster 1-5, the Kyndal 2-2, and the Bryce (Refer to Notes 3, 4 and 5.)

Refer to Notes 5 and 8.

NOTE 10: INCOME TAXES
________________________________________________________________________________

The Company has adopted FASB No. 109 for reporting purposes. As of September 30, 2004, the Company had net operating loss carry forwards that may be available to reduce future years' taxable income and will expire between the years 2006 - 2023. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

NOTE 11: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS


________________________________________________________________________________

                                              Period ended Sept. 30, 2004      Period ended Sept. 30, 2004
       ___________________________________________________________________________________________________
       Cash paid during the period for:
                Interest                                  $ -                              $ -
                Income taxes                              $ -                              $ -
       ___________________________________________________________________________________________________



During the nine month period ended September 30, 2004 the Company:

     1. settled $200,000 of advances due to ICI for 400,000 pre-forward split shares of common shares on the exercise of stock options at $0.50 per share for the offset of prior advances in the amount of $200,000 (refer to Note 7);

     2. settled $495,000 of the advances due to ICI in exchange for 495,000 shares of the Company's common stock by way of exercising options at $1.00 per share (refer to Note 7); and

     3. issued 1,000,000 stock options in payment for consulting fees. A non-cash expense of $2,989,221 has been recorded in connection with these options (refer to note 8).

LEXINGTON RESOURCES, INC.
(an exploration stage company)
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2004
________________________________________________________________________________
(unaudited)


NOTE 12: COMMITMENTS
________________________________________________________________________________

On June 21, 2004 the Company entered into a one year contract with a business and publicity news placement company and has committed to pay $7,000 a month for these services.

(Refer to Note 3.)

NOTE 13: SUBSEQUENT EVENTS
________________________________________________________________________________

Refer to Note 7.

                            LEXINGTON RESOURCES, INC.
                        (Formerly Intergold Corporation)

                         (an exploration stage company)

                        CONSOLIDATED FINANCIAL STATEMENTS


                                DECEMBER 31, 2003





















INDEPENDENT AUDITORS' REPORT

CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENT OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of Lexington Resources, Inc. (formerly Intergold Corporation).

We have audited the consolidated balance sheet of Lexington Resources, Inc. (formerly Intergold Corporation), an exploration stage company, as at December 31, 2003 and the consolidated statement of operations, stockholders' equity and cash flows for the period from September 29, 2003 (inception) to December 31, 2003 as described in Note 1 to the financial statements. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from September 29, 2003 (inception) to December 31, 2003.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has not generated any significant revenues from operations and requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             "DALE MATHESON CARR-HILTON LABONTE"

                                                           CHARTERED ACCOUNTANTS



Vancouver, B.C.
February 19, 2004, except for Note 11 which is dated March 12, 2004.

                            LEXINGTON RESOURCES, INC.
                        (Formerly Intergold Corporation)
                         (an exploration stage company)

                           CONSOLIDATED BALANCE SHEET


                                                               December 31, 2003
--------------------------------------------------------------------------------


CURRENT ASSETS
   Cash                                                             $  351,420
   Prepaid expenses                                                         450
-------------------------------------------------------------------------------
                                                                        351,870
OIL AND GAS PROPERTIES (Note 4)                                         120,000
-------------------------------------------------------------------------------
                                                                    $   471,870
===============================================================================



CURRENT LIABILITIES
   Accounts payable and accrued liabilities                         $    23,221
   Drilling obligations (Note 5)                                        350,000
   Due to related parties (Note 8)                                      796,467
-------------------------------------------------------------------------------

                                                                      1,169,688
-------------------------------------------------------------------------------

CONTINGENCIES AND COMMITMENTS (Notes 1, 4, 5 & 11)

STOCKHOLDERS' EQUITY (DEFICIENCY) (Note 6)
   Common stock $.00025 par value; 200,000,000 shares authorized
   Preferred stock, $.001 par value; 75,000,000 shares authorized
Issued and outstanding:
      12,843,552 common shares                                            3,211
   Additional paid-in capital                                           761,937
   Common stock purchase warrants                                        12,500
   Deficit accumulated during the exploration stage                  (1,475,466)
-------------------------------------------------------------------------------

                                                                       (697,818)
-------------------------------------------------------------------------------

                                                                    $   471,870
===============================================================================

BASIS OF PRESENTATION (Note 1)

===============================================================================


The accompanying notes are an integral part of these consolidated financial statements.

                            LEXINGTON RESOURCES, INC.
                        (Formerly Intergold Corporation)
                         (an exploration stage company)

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                             For the period from
                                               September 29, 2003 (inception) to
                                                               December 31, 2003
--------------------------------------------------------------------------------
                                                                        (Note 1)

EXPENSES
   General and administrative                             $    23,578
   Interest expense                                             9,410
   Professional fees                                            9,161
--------------------------------------------------------------------------------

                                                               42,149
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                     $ (42,149)
================================================================================




BASIC NET INCOME (LOSS) PER SHARE                              $(0.00)
================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 10,303,797
================================================================================


The accompanying notes are an integral part of these consolidated financial statements.



                            LEXINGTON RESOURCES, INC.
                        (Formerly Intergold Corporation)
                         (an exploration stage company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

     FOR THE PERIOD FROM SEPTEMBER 29, 2003 (INCEPTION) TO DECEMBER 31, 2003

                                                                                                        Deficit
                                                                                                      Accumulated
                                                                        Additional    Common Stock       During
                                                  Common stock           Paid-In        Purchase      Exploration
                                             Shares         Amount       Capital        Warrants         Stage           Total
---------------------------------------------------------------------------------------------------------------------------------

Issued for cash at $.0001 per share         3,000,000       $    300   $          -     $      -     $         -      $       300
---------------------------------------------------------------------------------------------------------------------------------

Lexington balance, November 19, 2003        3,000,000            300              -            -                -             300
LRI balance, November 19, 2003 (Note 6)    10,593,552         39,833     15,981,933            -      (17,452,735)     (1,430,969)
Reverse acquisition recapitalization
adjustment                                 (3,000,000)       (37,485)   (15,981,933)           -       16,019,418               -
---------------------------------------------------------------------------------------------------------------------------------

Balance post-reverse acquisition           10,593,552          2,648              -            -       (1,433,317)     (1,430,669)
Private placement at $2.50 per unit           300,000             75        237,425       12,500                -         250,000
Issuance of common stock on exercise of
options                                     1,650,000            413        274,587            -                -         275,000
Issuance of common stock on settlement
of debt at
$2.50 per share                               300,000             75        249,925            -                -         250,000
Net loss, period ended December 31, 2003            -              -              -            -          (42,149)        (42,149)
---------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003                 12,843,552       $  3,211   $    761,937     $ 12,500     $ (1,475,466)    $  (697,818)
=================================================================================================================================



All share amounts have been restated to reflect the 300:1 reverse split in November 2003 and the 3:1 forward split in January 2004. (Refer to Note 6.)

The Stockholders' Equity Statement above reflects Lexington prior to the reverse acquisition and consolidated LRI post-reverse acquisition.


The accompanying notes are an integral part of these consolidated financial statements.

                            LEXINGTON RESOURCES, INC.
                        (Formerly Intergold Corporation)
                         (an exploration stage company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                          For the period from
                                                           September 29, 2003
                                                               (inception) to
                                                            December 31, 2003
------------------------------------------------------------------------------
                                                                     (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss) for the period                                 $ (42,149)
  Adjustments to reconcile net loss to net cash
    from operating activities:
  Changes in working capital assets and liabilities
       Prepaid expenses                                                 (450)
       Accounts payable                                              (15,724)
------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                          (58,323)
------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash acquired on acquisition of Lexington Oil &
    Gas Ltd. Co.                                                         900
  Acquisition of oil and gas properties                             (120,000)
------------------------------------------------------------------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                         (119,100)
------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances payable                                                   278,543
  Proceeds on sale of common stock                                   250,300
------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                             528,843
------------------------------------------------------------------------------

INCREASE IN CASH                                                     351,420

CASH, BEGINNING OF PERIOD                                                  -
------------------------------------------------------------------------------

CASH, END OF PERIOD                                                $ 351,420
==============================================================================

SUPPLEMENTAL CASH FLOW INFORMATION (Refer to Note 10.)


The accompanying notes are an integral part of these consolidated financial statements.

           LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
                         (an exploration stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 1:  NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

By Share Exchange Agreement dated November 19, 2003, Lexington Resources, Inc. (formerly Intergold Corporation) ("LRI" or "the Company"), a Nevada corporation, acquired 100% of the issued and outstanding shares of Lexington Oil & Gas Ltd. Co., (an exploration stage company) ("Lexington"), in exchange for 9,000,000 (3,000,000 pre January 2004 3:1 forward split) restricted shares of common stock of the Company representing 85% of the total issued and outstanding shares of the Company at the time. In connection with this transaction, Intergold changed its name to Lexington Resources, Inc. (Refer to Note 3.)

This acquisition has been accounted for as a reverse acquisition with Lexington being treated as the accounting parent and LRI, the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington for the period from its inception on September 29, 2003 and those of LRI since the date of the reverse acquisition. There are no comparative financial statements presented as Lexington had no operations in 2002.

Lexington is an Oklahoma Limited Liability Corporation incorporated on September 29, 2003. Lexington is an exploration stage company which was formed for the purpose of the acquisition and development of oil and natural gas properties.

GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America with the on-going assumption applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company is an exploration stage company and its general business strategy is to acquire oil and gas properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of the carrying value of oil and gas properties is dependent upon the existence of economically recoverable reserves and the ability of the Company to obtain necessary financing to complete the development of those reserves, and upon future profitable production. To date, the Company has not generated revenues from operations, has a working capital deficiency of $817,818 and a stockholders' deficiency of $697,818, and will require additional funds to meet its obligations and the costs of its operations. Additional recurring operating losses are anticipated prior to the generation of operating income and such losses may be significant. The Company is planning additional ongoing equity financing by way of private placements to fund its obligations and operations. (Refer to Notes 5 and 11).

The Company's future capital requirements will depend on many factors, including costs of exploration of the properties, cash flow from operations, fluctuating oil and gas commodity pricing, costs to complete well production, if warranted, and competition and global market conditions. The Company's anticipated recurring operating losses and growing working capital needs will require that it obtain additional capital to operate its business. Further, the Company does not have sufficient funds on hand to complete the exploration of the properties. (Refer to Notes 4 and 5.)

The Company will depend almost exclusively on outside capital to complete the exploration and development of the oil and gas properties. Such outside capital will include the sale of additional stock and may include commercial borrowing and other sources of debt and/or advances. There can be no assurance that capital will be available as necessary to meet these continuing exploration and development costs or, if the capital is available, that it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase the Company's liabilities and future cash commitments. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the future success of the Company may be adversely affected.

Given the Company's limited operating history, lack of revenues, and recurring operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lexington Oil & Gas Ltd. Co. LLC ("Lexington"). Lexington was acquired by reverse acquisition on November 19, 2003. The acquisition of Lexington has been accounted for on the purchase method of accounting. All significant intercompany transactions and account balances have been eliminated.

OIL AND GAS PROPERTIES
The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.A.

Depletion and depreciation of the capitalized costs are computed using the units-of-production method based on the estimated proven reserves of oil and gas determined by independent consultants.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include the costs of production equipment removal and environmental remediation, are estimated each period by management based on current regulations, costs, technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of proven reserves at year end market prices less future production, administrative, financing, site restoration, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

EARNINGS (LOSS) PER SHARE
Basic earnings (loss) per share is computed by dividing earnings (loss) for the period by the weighted average number of common shares outstanding for the period. Fully diluted earnings (loss) per share reflects the potential dilution of securities by including other potential common stock, including convertible preferred shares, in the weighted average number of common shares outstanding for a period and is not presented where the effect is anti-dilutive. The presentation is only of basic earnings (loss) per share as the effect of potential dilution of securities has no impact on the current period's basic earnings per share. Loss per share, as presented, has been restated to reflect all share splits described in Note 6. The weighted average number of shares outstanding prior to the reverse acquisition is deemed to be the number of shares issued in connection with the reverse acquisition being 9,000,000 (3,000,000 pre January 2004 3:1 forward split).

FINANCIAL INSTRUMENTS
The fair value of the Company's financial assets and financial liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
--------------------------------------------------------------------------------

STOCK-BASED COMPENSATION
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended December 31, 2003.

The Company has elected to account for stock-based employee compensation arrangements using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.

In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No.
96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The  Company  has  also  adopted  the  provisions  of the  Financial  Accounting
Standards  Board  Interpretation  No.44,  Accounting  for  Certain  Transactions
Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

INCOME TAXES
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

RECENT ACCOUNTING PRONOUNCEMENTS
In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 has not had any impact on the Company's financial position or results of operations.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
--------------------------------------------------------------------------------

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." Such standard requires costs associated with exit or disposal activities (including restructurings) to be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. SFAS No. 146 nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146, a liability related to an exit or disposal activity is not recognized until such liability has actually been incurred and becomes determinable, whereas under EITF Issue No. 94-3 a liability was recognized at the time of commitment to an exit or disposal plan. The provisions of this standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 has not had any impact on the Company's financial position or results of operations.

On April 30, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group ("DIG") process that effectively fequired amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company adopted SFAS 149, as required, on July 1, 2003 with no material impact on its financial statements.

In May 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", was issued. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Generally, a financial instrument, whether in the form of shares or otherwise, that is mandatorily redeemable, i.e. that embodies an unconditional obligation requiring the issuer to redeem it by transferring its shares or assets at a specified or determinable date (or dates) or upon an event that is certain to occur, must be classified as a liability (or asset in some circumstances). In some cases, a financial instrument that is conditionally redeemable may also be subject to the same treatment. This Statement does not apply to features that are embedded in a financial instrument that is not a derivative (as defined) in its entirety. For public entities, this Statement is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS 150 does not affect the Company's financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 clarifies the requirements for a guarantor's accounting for, and disclosure of, certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which is being superseded. The adoption of FIN 45 did not have a material effect on the Company's financial statements.


NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC
--------------------------------------------------------------------------------

By Share Exchange Agreement dated November 19, 2003, the Company acquired 100% of the issued and outstanding shares of Lexington (an exploration stage company), in exchange for 9,000,000 (3,000,000 pre January 2004 3:1 forward split) restricted shares of common stock of the Company. As a result of this transaction the former stockholders of Lexington acquired approximately 85% of the total issued and outstanding shares of the Company as at November 19, 2003, resulting in a change in control of the Company.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 3 - ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC (CONT'D)
--------------------------------------------------------------------------------

During January, 2004, the parties to the Share Exchange Agreement, Orient Exploration Ltd. ("Orient"), Douglas Humphreys ("Humphreys"), the Company, Lexington, and Paluca Petroleum Inc. ("Paluca") reevaluated the terms of the original Share Exchange Agreement and upon further negotiations desired to modify the terms of the original agreement in the best interest of all parties such that: (i) 2,250,000 shares of restricted Common Stock of the Company held of record by Humphreys were transferred to Orient in consideration therefore;
(ii) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (iii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property.

Management of the Company does not intend to proceed with the acquisition or development of the described properties as set out in item (iv) due to management's analysis that the properties do not contain the appropriate oil and gas development elements that form part of the Company's current focus and criteria for corporate oil and gas development initiatives. (See Note 11.)

Lexington is an Oklahoma Limited Liability Corporation incorporated on September 29, 2003 formed for the purpose of the acquisition and development of oil and natural gas properties in the United States, concentrating on coal bed methane gas acquisition and production initiatives.

This acquisition has been accounted for as a recapitalization using accounting principles applicable to reverse acquisitions with Lexington being treated as the accounting parent (acquirer) and LRI being treated as the accounting subsidiary (acquiree). The value assigned to the capital stock of consolidated LRI on acquisition of Lexington is equal to the book value of the capital stock of Lexington plus the book value of the net assets (liabilities) of LRI as at the date of the acquisition.

The  book  value  of  Lexington's   capital  stock  subsequent  to  the  reverse
acquisition is calculated and allocated as follows:

         Lexington capital stock                                    $       300
         LRI net assets (liabilities)                                (1,430,969)
                                                                    -----------

                                                                     (1,430,669)
         Charge to deficit on reverse acquisition                     1,433,317
                                                                    ------------

         Consolidated stock accounts post reverse acquisition       $     2,648
                                                                    ===========

These consolidated financial statements include the results of operations of Lexington since September 29, 2003 (inception) and the results of operations of LRI since the date of the reverse acquisition effective November 19, 2003. LRI's results of operations for the period from January 1, 2003 to September 30, 2003 have been reported in the Company's September 30, 2003 filing on Form 10-QSB. LRI's operations for the period from January 1, 2003 to November 18, 2003 have been disclosed in the table in Note 6.

The weighted average number of shares outstanding of LRI, for the period from July 26, 1996 (inception) to November 18, 2003, is deemed to be 9,000,000 being the number of shares issued by LRI to effect the reverse acquisition of Lexington.


NOTE 4 - OIL AND GAS PROPERTIES
--------------------------------------------------------------------------------

WAGNON LEASE
By agreement dated October 9, 2003, Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma in consideration of $120,000. Lexington holds a 100% working interest and a 75% revenue interest in approximately 590.2 gross undeveloped acreage of a potential gas producing property located in Pittsburg County, Oklahoma (the "Wagnon Property"). The gas interest relating to the Wagnon Property is pursuant to a farm-out agreement between Oak Hills Energy and the lessee of the Wagnon Property.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 4 - OIL AND GAS PROPERTIES (CONT'D)
--------------------------------------------------------------------------------

In February 2004 a well on the property (Kellster 1-5 Well) was put into production. The Company plans to drill another two to three wells on the Wagnon Property in the second quarter of 2004.

COAL CREEK PROSPECT
In March 2004 the Company agreed to conditional terms to lease approximately 2,500 acres to develop the Coal Creek Project in Hughes County, Oklahoma. (See
Note 11.)


NOTE 5:  DRILLING OBLIGATIONS
--------------------------------------------------------------------------------

During the period ended December 31, 2003 the Company entered into equity drilling agreements with 3 private investors (the "Funding Investors") for the funding for its first well. The Funding Investors each provided one-third of the Authorization For Expenditure ("AFE") capital estimated at $360,000 for the Company's first well, named Kellster 5-1. As at December 31, 2003 $10,000 was advanced and the balance of $350,000 has been recorded as a drilling obligation.

Wells to be drilled on the property will carry royalty interests totaling 25% to land owners and property interest holders and carried working interests of 5% to a land owner and 5% to a company related to a director of the Company. A company related to a director of the Company also owns a non-carried working interest of 10%.

The Funding Investors were provided an 80% working interest, 60% net revenue interest, in the well until their invested capital for the well is repaid, after which time the Funding Investors will revert to a 20.1% working interest, 15.075% net revenue interest in the Kellster 5-1 well located on the Wagnon Lease. Oakhills Energy, Inc., the operator of the well, will "back-in" to a reversionary 6.7% Working Interest after invested capital is repaid to the Funding Investors. Lexington will back-in to a reversionary 53.2% Working Interest.

In February 2004 the Company advanced the balance of the drilling funds and successfully completed its first well (Kellster 1-5) on the property. The Company plans to drill an additional two to three wells on this property in the second quarter of 2004.


NOTE 6:  STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

The authorized capital of the Company consists of 200,000,000 voting common shares with $.00025 par value, and 75,000,000 non-voting preferred shares with $.001 par value.

REVERSE STOCK SPLIT
Effective August 7, 2003 the Company completed a reverse stock split of one-for-three hundred of the Company's outstanding common stock, resulting in a reduction of the then outstanding common stock from 156,328,943 shares to 521,184 shares. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the reverse stock split.

FORWARD STOCK SPLIT
On January 26, 2004 the Company forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective date of the reverse stock split have been restated to reflect the one-for-three hundred reverse stock split and the three for one forward split on a retroactive basis.

LEXINGTON CAPITAL STOCK TRANSACTIONS DURING THE PERIOD SEPTEMBER 29, 2003 TO NOVEMBER 19, 2003: On September 29, 2003 Lexington issued 3,000,000 shares of its $.0001 par value common shares for total proceeds of $300.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 6:  STOCKHOLDERS' EQUITY (CONT'D)
--------------------------------------------------------------------------------

LRI CAPITAL STOCK TRANSACTIONS DURING THE PERIOD JANUARY 1, 2003 THROUGH NOVEMBER 19, 2003:
On March 15, 2003 the Company settled $1,260,027 in loans, notes and accrued interest in exchange for the issuance of 210,004 post-reverse-split shares of the Company's common stock.

On March 15, 2003 the holders of 6,200,000 Series A preferred shares elected to convert their shares to common stock. As a result cumulative undeclared dividends totaling $1,371,475 became payable on March 15, 2003. Accordingly, the Company issued 38,953 post reverse-split shares of common stock in exchange for the 6,200,000 Series A preferred shares and settlement of the dividend liability of $1,371,475 in accordance with the terms of the Series A preferred stock described below.

On March 15, 2003 the holders of 2,510,000 Series B preferred shares elected to convert their shares to common stock. As a result cumulative undeclared dividends totaling $995,550 became payable on March 15, 2003. Accordingly, the Company issued 15,004 post reverse-split shares of common stock in exchange for the 2,510,000 Series B preferred shares and settlement of the dividend liability of $995,550 in accordance with the terms of the Series B preferred stock described below.

In October 2003 the Company issued 30,000 common shares in settlement of $11,100 of accounts payable.

On November 19, 2003 the Company issued 9,000,000 restricted common shares to the shareholders of Lexington for a 100% interest in Lexington.

LRI STOCK OPTION TRANSACTIONS DURING THE YEAR ENDED DECEMBER 31, 2003:
On November 18, 2003, the Company granted 3,000,000 common stock options under the Company's Stock Option Plan to consultants to the Company, including 2,850,000 to International Market Trend AG ("IMT") and/or its designates. A consulting expense of $1,997,581 was recorded representing the fair value of the 3,000,000 options. The fair value was estimated using the Black-Scholes option pricing model assuming an expected live of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 251%.

During November 2003, the Company issued 1,650,000 shares of common stock on the exercise of stock options at $0.167 per share for proceeds of $275,000 which was paid by way of offset of $234,435 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders, and $40,565 originally advanced to the Company by an IMT designated option holder. (Refer to Note 7.)

On November 21, 2003 the Company registered 1,000,000 common stock options under an S-8.

LRI's changes in capital stock prior to and in connection with the reverse acquisition were as follows:


                                                                                       Additional
                                            Common Stock           Preferred Stock       Paid-in
                                             Number   Amount      Number     Amount      Capital      Deficit         Total
                                       ------------- ---------- ----------- ---------- ------------ ------------- -----------

Balance December 31, 2002,
As previously reported by LRI              257,135   $ 19,284    8,710,000   $ 8,710  $10,298,039  $(12,822,928)  $(2,496,895)
20% cumulative dividends payable on
Conversion of Series A Preferred                 -          -            -         -            -    (1,371,475)   (1,371,475)
stock
Expiry of Series A Preferred stock
  Share Purchase Warrant                         -          -            -         -       60,000             -        60,000
Issuance of common stock in
settlement
  of Cumulative dividend on converted
  Series A Preferred stock                  18,286      1,371            -         -    1,370,104             -     1,371,475
Issuance of common stock pursuant to
  Conversion of Series A Preferred          20,667      1,550   (6,200,000)   (6,200)       4,650             -             -
stock
20% cumulative dividends payable on
  Conversion of Series B Preferred               -          -            -         -            -      (995,550)     (995,550)
stock
Issuance of common stock in
settlement
  of Cumulative dividend on converted
  Series B Preferred stock                   6,637        498            -         -      995,052             -       995,550
Issuance of common stock pursuant to
  Conversion of Series B Preferred           8,367        628   (2,510,000)   (2,510)       1,882             -             -
stock
Issuance of common stock in
settlement
  of debt                                  210,092     15,752            -         -    1,244,277             -     1,260,027
                                       ------------- ---------- ----------- ---------- ------------ ------------- -----------
Balance post 300:1 reverse stock           521,184   $ 39,081            -   $     -  $13,974,004  $(15,189,953) $(11,768,868)
split
                                       ------------- ---------- ----------- ---------- ------------ ------------- -----------


LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 6:  STOCKHOLDERS' EQUITY (CONT'D)
--------------------------------------------------------------------------------



                                                                                       Additional
                                            Common Stock           Preferred Stock       Paid-in
                                             Number   Amount      Number     Amount      Capital      Deficit         Total
                                       ------------- ---------- ----------- ---------- ------------ ------------- -----------

Balance carried forward                    521,184   $ 39,081            -   $     -  $13,974,004  $(15,189,953) $(11,768,868)
Debt settlement                             10,000          2            -         -       11,098             -        11,100
LRI net loss for the period from
January 1, 2003 to November 19, 2003             -          -            -         -            -      (265,201)     (265,201)
Fair value of stock options granted
Concurrent with reverse acquisition              -          -            -         -    1,997,581    (1,997,581)            -
Issued to effect reverse acquisition     3,000,000        750            -         -         (750)                          -
                                       ------------- ---------- ----------- ---------- ------------ ------------- -----------

November 19, 2003 pre 3:1 split          3,531,184     39,833            -         -   15,981,933   (17,452,735)   (1,430,969)
3 to 1 forward split                     7,062,368          -            -         -            -             -             -
                                       ------------- ---------- ----------- ---------- ------------ ------------- -----------
LRI balance November 19, 2003           10,593,552   $ 39,833            -   $     -  $15,981,933  $(17,452,735) $ (1,430,969)
                                       ============= ========== =========== ========== ============ ============= ===========



LRI CAPITAL STOCK TRANSACTIONS POST NOVEMBER 19, 2003:
In November 2003, 1,650,000 stock options were exercised for $275,000, which was offset against advances payable as described above.

In November 2003, $250,000 of the advances due to ICI were settled with 100,000 shares of common stock.

In November 2003, as part of a 3,000,000 unit offering, the Company issued 300,000 units comprised of one restricted share of common stock and one-half share purchase warrant exercisable at $1.67 for total proceeds of $250,000. The fair value of the warrants is estimated to be $12,500 and is recorded as a separate component of stockholders' equity. The share purchase warrants expire on December 31, 2004.


NOTE 7:  EMPLOYEE STOCK OPTION PLAN
--------------------------------------------------------------------------------

Concurrent with the acquisition of Lexington, all prior stock option plans of LRI were cancelled. By Directors' Resolution dated November 19, 2003 the Company adopted a Stock Option Plan ("SOP"). The SOP provides authority for the Board to grant Options, for the purchase of a total number of shares of the Company's common stock, not to exceed 3,000,000 shares. The option period of options granted under the SOP shall be up to 10 years and the option price per share shall be no less than the fair market value of a share of common stock on the date of grant of the stock option.

A summary of the Company's stock options as of December 31, 2003, and changes during the period ended is presented below:

                                                    December 31, 2003
                                              -----------------------------
                                                                Weighted
                                                Number of        average
                                                 options     exercise price
     Outstanding at beginning of period                  -          $     -
     Granted November 19, 2003                   3,000,000       0.167/share
     Exercised November 24, 2003                (1,650,000)    (0.167)/share
                                              -------------- --------------

     Exercisable at end of period                1,350,000      $0.167/share
                                              ============== ==============

In January 2004, 1,200,000 stock options were exercised at $0.167 per share for proceeds of $200,000 which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 7:  EMPLOYEE STOCK OPTION PLAN (CONT'D)
--------------------------------------------------------------------------------

On December 31, 2003, the terms of the Company's SOP were altered, whereby the authorized total number of options was increased from 1,000,000 to 4,000,000 in anticipation of the Company's January 26, 2004 3 for 1 forward stock split. The number of shares authorized under the SOP is not otherwise altered as a result of the Company's forward and reverse stock splits.

On February 2, 2004, an additional 1,000,000 share options were granted; 500,000 exercisable at $1.00 and 500,000 exercisable at $3.00. The term of these options is five years.


NOTE 8:  RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

LRI RELATED PARTY TRANSACTIONS DURING THE PERIOD JANUARY 1, 2003 TO NOVEMBER 19, 2003:
The Company, on January 1, 1999, entered into a management services agreement with Investor Communications, Inc. ("ICI") to provide management of the day-to-day operations of the Company for a two year term. The management services agreement requires monthly payments not to exceed $75,000 for services rendered. The Company's currently inactive subsidiary, International Gold Corporation, entered into a similar agreement on January 1, 1999 with Amerocan Marketing, Inc. ("Amerocan") with required monthly payments not to exceed $25,000 for services rendered for a two year term. Both agreements were extended for a further two year term to January 1, 2003. Subsequent to January 1, 2003, the Agreements with ICI and Amerocan expired and were not renewed.

On November  10,  2003,  the Company and  International  Market Trend AG ("IMT")
entered into a financial consulting services agreement (the "Consulting Agreement") for a period of one year. Pursuant to the terms and provisions of the Consulting Agreement: (i) IMT shall provide financial and general managerial and business development services to the Company; and (ii) the Company granted to IMT and/or its designees or employees, 2,850,000 stock options at the exercise price of $0.167 per share.

An officer and director of the Company has been contracted by ICI as part of the management team provided to the Company and its subsidiary. During the period ended November 19, 2003 a total of $110,000 (2002 - $96,900) was incurred to ICI which is also a significant shareholder, for managerial, administrative and investor relations services provided to the Company and its subsidiary. During the period ended November 19, 2003 ICI paid a total of $25,875 (2002 - $12,325) to this officer and director for services provided to the Company and its subsidiary. ICI also paid the Chief Financial Officer of the Company $13,750 for his services for the period ended November 19, 2003. In addition, during the period ended November 19, 2003, ICI and other shareholders paid expenses on behalf of the Company totaling $47,000 (2002 - $24,592). As of November 19, 2003, the Company owed ICI a total of $672,805 in accrued management fees payable, loans of $356,998 and interest of $282,477 accrued on outstanding loans and management fees payable, for a total of $1,312,280 (2002 - $1,044,247).

During the period ended November 19, 2003 the Company settled $1,260,027 in loans, notes and accrued interest due to related parties in exchange for the issuance of 630,276 shares of the Company's common stock.

LRI RELATED PARTY TRANSACTIONS NOVEMBER 20, 2003 THROUGH DECEMBER 31, 2003:
An officer and director of the Company has been contracted by ICI as part of the management team provided to the Company and its subsidiary. During the period November 19, 2003 through December 31, 2003 a total of $10,000 was incurred to ICI, a significant shareholder, for managerial, administrative and investor relations services provided to the Company and its subsidiary. As of December 31, 2003 the Company owed ICI a total of $448,370 in management fees payable which have accrued as described above, loans of $59,498, and interest of $282,477 accrued at 10% per annum on outstanding loans and unpaid management fees payable, for a total of $790,345. (Refer to Note 11)

A private company owned by a director of the Company has been assigned a 5% carried Working Interest in each well to be drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out Agreement and to compensate his services relating to operation and completion of wells to be located on the Wagnon Lease. In addition, after all capital costs relating to drilling on wells relating to the Wagnon Lease are repaid to the private Funding Investors, the director of the Company will back-in to a further reversionary 5.0% Working Interest in each well to be located on the Wagnon Lease. After well drilling capital is repaid, the director will have a total 10.0% Working Interest in each well to be located on the Wagnon Lease. (Refer to Notes 4 and 5.)

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 9:  INCOME TAXES
--------------------------------------------------------------------------------

The Company has adopted FASB No. 109 for reporting purposes. As of December 31, 2003, the Company had net operating loss carry forwards that may be available to reduce future years' taxable income and will expire between the years 2006 - 2023. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.


NOTE 10 - SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS
--------------------------------------------------------------------------------

                                                    Period ended December
                                                           31, 2003
       ------------------------------------------------------------------
       Cash paid during the period for:
                Interest                                 $     -
                Income taxes                             $     -
       ------------------------------------------------------------------


During the period November 19, 2003 through December 31, 2003 the Company settled $250,000 of advances due to ICI for 300,000 shares of common stock. The Company also issued 1,650,000 common shares on the exercise of stock options at $0.167 per share for the offset of prior advances (refer to Note 6).


NOTE 11: SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

During January, 2004, the parties to the Share Exchange Agreement, Orient Exploration Ltd. ("Orient"), Douglas Humphreys ("Humphreys"), the Company, Lexington, and Paluca Petroleum Inc. ("Paluca") re-evaluated the terms of the original Share Exchange Agreement and upon further negotiations desired to modify the terms of the original agreement in the best interest of all parties such that: (i) 2,250,000 shares of restricted Common Stock of the Company held of record by Humphreys were transferred to Orient in consideration therefore;
(ii) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (iii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).

Management of the Company does not intend to proceed with the acquisition or development of the described properties as set out in item (iv) due to management's analysis that the properties do not contain the appropriate oil and gas development elements that form part of the Company's current focus and criteria for corporate oil and gas development initiatives.

In  order  to  reflect  the  revised   operating   arrangement   resulting  from
modifications to the original terms of the Share Exchange Agreement the following two agreements were simultaneously executed:

HUMPHREYS/ORIENT AGREEMENT
On January 21, 2004, Orient and Douglas Humphreys, a director of the Company ("Humphreys") entered into an agreement (the "Humphreys/Orient Agreement"). Pursuant to the terms and provisions of the Humphreys/Orient Agreement:
Humphreys agreed to transfer 2,250,000 shares of restricted Common Stock of the Company held of record by Humphreys to Orient in consideration therefore.

LEXINGTON RESOURCES, INC. (FORMERLY INTERGOLD CORPORATION)
(an exploration stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003
--------------------------------------------------------------------------------
NOTE 11: SUBSEQUENT EVENTS (CONT'D)
--------------------------------------------------------------------------------

PALUCA AGREEMENT
On January 21, 2004, the Company, Lexington. ("Paluca Petroleum Inc. ("Paluca") and Humphreys entered into an agreement whereby: (i) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property; (ii) the Company agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by the Company on the Wagnon Property; (iii) Humphreys agreed to waive any and all other claims, debts or obligations owed to Humphreys by the Company or by Lexington, and (iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property.

WAGNON FARM OUT
Lexington completed the drilling of the Kellster 1-5 well on its Wagnon farm-out prospect in February 2004. The well is currently in production.

COAL CREEK PROJECT
In March 2004 the Company obtained an option to purchase an undivided 95% interest in approximately 2,500 net leasehold acres in 5 sections of the Coal Creek Prospect located in Hughes and Pittsburg Counties, in the State of Oklahoma. The option to purchase is valid until approximately April 11, 2004. The Company paid a deposit of $50,000 towards the option in March 2004 and in order to earn the option must pay a further acreage fee up to $637,500.

STOCK AND STOCK OPTION TRANSACTIONS SUBSEQUENT TO DECEMBER 31, 2003 Refer to Notes 6 and 7.

      The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.


                                TABLE OF CONTENTS

                                                                     PAGE NUMBER


PROSPECTUS SUMMARY                                                             2

RISK FACTORS                                                                   5

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK                            5

RISKS RELATING TO OUR BUSINESS                                                 6

FORWARD-LOOKING STATEMENTS                                                    17

USE OF PROCEEDS                                                               18

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      18

DIVIDEND POLICY                                                               18

MANAGEMENT'S DISCUSSION AND ANALYSIS                                          20

DESCRIPTION OF BUSINESS                                                       27

LEGAL PROCEEDINGS                                                             36

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  37

EXECUTIVE COMPENSATION                                                        39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                43

DESCRIPTION OF COMMON STOCK                                                   43

PLAN OF DISTRIBUTION                                                          44

SELLING SHAREHOLDERS                                                          46

LEGAL MATTERS                                                                 48

EXPERTS                                                                       48

INTEREST OF NAMED EXPERTS                                                     49

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  49

WHERE YOU CAN FIND MORE INFORMATION                                           49

FINANCIAL STATEMENTS                                                         F-1